EXECUTION COPY

                           FUNDING 2 DEED OF CHARGE

                                17 OCTOBER 2006

                                    BETWEEN

                       PERMANENT FUNDING (NO. 2) LIMITED
                                (AS FUNDING 2)

                                      AND

                          PERMANENT MASTER ISSUER PLC
                              (AS MASTER ISSUER)

                                      AND

                             THE BANK OF NEW YORK
      (AS FUNDING 2 SECURITY TRUSTEE AND MASTER ISSUER SECURITY TRUSTEE)

                                      AND

                          PERMANENT MORTGAGES TRUSTEE
                            (AS MORTGAGES TRUSTEE)

                                      AND

                                  HALIFAX PLC
(AS SELLER, CASH MANAGER, FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER AND
                       FUNDING 2 START-UP LOAN PROVIDER)

                                      AND

                     STRUCTURED FINANCE MANAGEMENT LIMITED
                       (AS CORPORATE SERVICES PROVIDER)

                                      AND

               THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND
                               (AS ACCOUNT BANK)

                                 ALLEN & OVERY

                               Allen & Overy LLP

                                   CONTENTS

CLAUSE                                                                     PAGE

1.     Interpretation.........................................................4
2.     Security Trust.........................................................5
3.     Creation of Funding 2 Security.........................................5
4.     Acknowledgements and undertakings......................................7
5.     Restrictions on Exercise of Certain Rights.............................9
6.     Payments out of Funding 2 Accounts Prior to Acceleration..............10
7.     Payments out of Funding 2 Accounts Upon Acceleration..................12
8.     enforcement by the Funding 2 Security Trustee.........................12
9.     Enforcement of Funding 2 Security.....................................14
10.    Receiver..............................................................16
11.    Powers of Receiver....................................................17
12.    Modification, Authorisation, Waiver, and consent......................20
13.    Additional Provisions Regarding the Funding 2 Security Trustee........22
14.    Funding 2 Security Power of Attorney..................................23
15.    Further Assurances....................................................24
16.    Additional Provisions Relating to Funding 2 Security..................24
17.    Set-off...............................................................27
18.    Release...............................................................27
19.    Funding 2 Representations.............................................28
20.    Evidence of Indebtedness..............................................29
21.    Rights Cumulative.....................................................30
22.    Severability..........................................................30
23.    Counterparts..........................................................30
24.    Notices...............................................................30
25.    Assignment............................................................32
26.    Language..............................................................32
27.    Law and Jurisdiction..................................................32
28.    Contracts (Rights of Third Parties) Act 1999..........................33
29.    Effectiveness of Execution............................................33

SCHEDULE

1.     Form of Notice of Charge..............................................36
2.     Form of Consent to Charge.............................................37
3.     Form of Accession Deed................................................38
4.     Funding 2 Priority of Payments........................................44
       Part 1    Funding 2 Pre-Enforcement Revenue Priority of Payments......44
       Part 2    Funding 2 Principal Priorities of Payments..................47
       Part 3    Funding 2 Post-Enforcement Priority of Payments.............53
5.     Form of Funding 2 Security Power of Attorney..........................55

THIS DEED is dated 17 October 2006

(1) PERMANENT FUNDING (NO. 2) LIMITED, a company incorporated in England and Wales with limited liability (registered number 04441772) and having its registered office at 35 Great St Helen's London EC3A 6AP (FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC, a company incorporated in England and Wales with limited liability (registered number 5922774) and having its registered office at 35 Great St Helen's London EC3A 6AP (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, a national association acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as FUNDING 2 SECURITY TRUSTEE which expression includes such company and all other persons or companies for the time being acting as trustee and security trustee under this Deed);

(4) THE BANK OF NEW YORK, a national association acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as MASTER ISSUER SECURITY TRUSTEE which expression includes such company and all other persons or companies for the time being acting as trustee and security trustee under the Master Issuer Deed of Charge);

(5) HALIFAX PLC, a public limited company incorporated in England and Wales with limited (registered number 2367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacities as SELLER and CASH MANAGER);

(6) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of the Parliament of Scotland in 1695 (as amended) and acting through its office at 116 Wellington Street, Leeds LS1 4LT, (acting in its capacity as ACCOUNT BANK);

(7) HALIFAX PLC, a public limited company incorporated in England and Wales (registered number 2367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER and FUNDING 2 START-UP LOAN PROVIDER);

(8) STRUCTURED FINANCE MANAGEMENT LIMITED, a company incorporated in England and Wales with limited liability (registered number 3853947) and having its registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (acting in its capacity as the CORPORATE SERVICES PROVIDER); and

(9) PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as MORTGAGES TRUSTEE).

BACKGROUND:

(A) Pursuant to the terms of the Master Intercompany Loan Agreement of even date herewith, the Master Issuer has agreed to make available from time to time Loan Tranches to Funding 2.

(B) The Cash Manager has agreed to provide certain cash management services to Funding 2 on the terms set out in the Cash Management Agreement.

(C) The Account Bank has agreed to provide certain banking services to Funding 2 on the terms set out in the Bank Account Agreement and the Funding 2 Guaranteed Investment Contract.

(D) The Funding 2 Swap Provider has agreed to provide the Funding 2 Swap to Funding 2 on the terms set out in the Funding 2 Swap Agreement.

(E) The Corporate Services Provider has agreed to provide certain corporate services to Funding 2 on the terms set out in the Corporate Services Agreement.

(F) The Funding 2 Start-Up Loan Provider has agreed to make available the Start-Up Loans from time to time to Funding 2 on the terms set out in the Funding 2 Start-Up Loan Agreements.

(G) Funding 2 has agreed to provide security in respect of Funding 2's obligations under the Funding 2 Agreements to which it is a party, subject to and in accordance with the terms thereof and hereof.

(H) Funding 2 has agreed to provide the Funding 2 Security Trustee with the benefit of the security described in this Deed to secure Funding 2's obligations under the Funding 2 Agreements, upon and subject to the terms hereof. The Funding 2 Security Trustee shall hold such security on trust for the benefit of the Funding 2 Secured Creditors.

(I) Pursuant to the terms of the Master Issuer Deed of Charge, the Master Issuer will grant security to the Master Issuer Security Trustee (as security trustee for the Master Issuer Secured Creditors) in and to all of its right, title, interest and benefit, present and future, under this Deed to secure the Master Issuer's obligations to the Master Issuer Secured Creditors upon and subject to the terms thereof.

IT IS AGREED as follows:

1.     INTERPRETATION

1.1    CONSTRUCTION

(a) The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the master definitions and construction schedule signed for the purposes of identification by Allen & Overy LLP and Sidley Austin on 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Master Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the recitals thereto.

(b) This Deed will be construed in accordance with the rules of construction set out in the Master Definitions and Construction Schedule.

(c) If there is any conflict between the provisions of the Master Definitions and Construction Schedule, the Master Issuer Master Definitions and Construction Schedule and the provisions of this Deed, the provisions of this Deed will prevail.

(d) The term THIS DEED means this Deed and any deed executed in accordance with, or expressed to be supplemental to, this Deed.

(e) Any covenant of Funding 2 under this Deed (other than a payment obligation) shall remain in force during Funding 2 Security Period.

(f) The terms of the other Transactions Documents are incorporated in this Deed to the extent required to give effect thereto and/or to ensure that any purported disposition contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(g) Unless the context otherwise requires, a reference to a Funding 2 Charged Property includes the proceeds of sale of that Funding 2 Charged Property.

(h) The term FULL TITLE GUARANTEE will be construed in accordance with the LP (MP) Act but so that the covenants implied by the LP (MP) Act in respect of Funding 2 Security do not include:

       (i) the words "other than any charges, encumbrances or rights which that person does not and could not reasonably be expected to know about" in section 3(1)(b) of the LP (MP) Act; and

       (ii)    section 6(2) of the LP (MP) Act.

2.     SECURITY TRUST

2.1    DECLARATION OF TRUST

       The Funding 2 Security Trustee holds all of the covenants, undertakings, Security Interests and other rights and benefits made or given under this Deed and the other Funding 2 Agreements on trust for itself and the other Funding 2 Secured Creditors upon and subject to the terms and conditions of this Deed.

3.     CREATION OF FUNDING 2 SECURITY

3.1    GENERAL

(a)    All Funding 2 Security:

       (i) is created in favour of the Funding 2 Security Trustee for itself and as trustee on behalf of the other Funding 2 Secured Creditors;

       (ii)    is created over the present and future assets of Funding 2;

       (iii) is security for the payment or discharge of Funding 2 Secured Liabilities; and

       (iv) is made with full title guarantee (or, in relation to any rights or assets situated in Scotland or otherwise governed by Scots law, with absolute warrandice).

(b) The term ALL OF ITS RIGHTS as used in this Clause includes, unless the context requires otherwise:

       (i) the benefit of all covenants, undertakings, representations, warranties and indemnities;

       (ii)    all powers and remedies of enforcement and/or protection;

       (iii) all rights to receive payment of all amounts assured or payable (or to become payable), all rights to serve notices and/or to make demands and all rights to take such steps as are required to cause payment to become due and payable; and

       (iv) all causes and rights of action in respect of any breach and all rights to receive damages or obtain other relief in respect thereof,

       in each case, in respect of the relevant Funding 2 Charged Property.

3.2    TRUST PROPERTY

       Funding 2 assigns by way of first fixed security (or, to the extent not assignable, charges by way of a first fixed charge) all of its rights in respect of the Funding 2 Share of the Trust Property (including, without limitation, the Scottish Trust Property, present and future, comprised in the Trust Property).

3.3    CONTRACTS

       Funding 2 assigns by way of first fixed security (or, to the extent not assignable, charges by way of a first fixed charge) all of its rights in respect of Funding 2 Agreements.

3.4    FUNDING 2 ACCOUNTS

       Funding 2 charges by way of a first fixed charge all of its rights in respect of:

       (a) any amount standing from time to time to the credit of Funding 2 Bank Accounts;

       (b)     all interest paid or payable in relation to those amounts; and

       (c)     all debts represented by those amounts.

3.5    AUTHORISED INVESTMENTS

       Funding 2 charges by way of a first fixed charge all of its rights in respect of:

       (a) the Authorised Investments permitted to be made pursuant to the Cash Management Agreement made or purchased from time to time by or on behalf of Funding 2 (whether owned by it or held by any nominee on its behalf) using moneys standing to the credit of Funding 2 Accounts; and

       (b) all interest, moneys and proceeds paid or payable in relation to those Authorised Investments.

3.6    MISCELLANEOUS

       Funding 2 charges by way of a first fixed charge all of its rights in respect of:

       (a) the benefit of all authorisations (statutory or otherwise) held in connection with its use of any Funding 2 Charged Property; and

       (b) any compensation which may be payable to it in respect of those authorisations.

3.7    FLOATING CHARGE

       (a) Funding 2 charges by way of a first floating charge all of its undertaking and all of its property and assets (including, without limitation, its uncalled capital) other than any property or assets at any time otherwise effectively charged or assigned by way of fixed charge or assignment under this Clause 3 (but excepting from the foregoing exclusion all of Funding 2's undertaking, property and assets situated in Scotland or the rights to which are governed by Scots law, all of which are charged by the floating charge hereby created).

       (b) Except as provided below, the Funding 2 Security Trustee may, by notice to Funding 2 (and so far as permitted by applicable law), convert the floating charge created under this Clause 3 into a fixed charge as regards any of Funding 2's assets subject to the floating charge specified in that notice, if:

               (i) a Master Intercompany Loan Event of Default is outstanding;

               (ii) the Funding 2 Security Trustee considers those assets or any part thereof to be in danger of being seized or sold under any form of distress, attachment, execution, diligence or other legal process or to be otherwise in jeopardy; and/or

               (iii) a circumstance occurs which the Funding 2 Security Trustee considers to (or to be likely to) prejudice, imperil or threaten Funding 2 Security.

       (c) Except as provided below, the floating charge created by this Clause 3 will automatically (so far as permitted by applicable law) convert into a fixed charge as regards:

               (i) all of Funding 2's assets subject to the floating charge, upon the service of a Master Intercompany Loan Acceleration Notice; and/or

               (ii) any assets of Funding 2 subject to the floating charge, if those assets (contrary to the covenants and undertakings contained in Funding 2 Agreements):

                       (A) are or become subject to a Security Interest in favour of any person other than the Funding 2 Security Trustee; or

                       (B) are or become the subject of a sale, transfer or other disposition,

                       immediately prior to that Security Interest arising or that sale, transfer or other disposition being made.

       (d) The floating charge created by this Clause 3 may not be converted into a fixed charge solely by reason of:

               (i)     the obtaining of a moratorium; or

               (ii)    anything done with a view to obtaining a moratorium,

               under the Insolvency Act 2000.

       (e) The floating charge created by this Clause 3 is a QUALIFYING FLOATING CHARGE for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

4.     ACKNOWLEDGEMENTS AND UNDERTAKINGS

4.1    FUNDING 2 SECURITY

(a) This Deed constitutes notice in writing to each Funding 2 Secured Creditor of the assignment or assignation of all of Funding 2's rights to Funding 2 Agreements under Clause 3.2 (Trust Property).

(b) By executing this Deed, each Funding 2 Secured Creditor acknowledges and consents to the assignment or assignation referred to in this Clause 4.1 and the other Security Interests made or granted under this Deed and confirms that as of the date of this Deed it has not received from any other person notice of any assignment, assignation or charge of any Funding 2 Charged Property.

(c) Immediately upon the execution of this Deed, Funding 2 will deliver a notice of assignment substantially in the form set out in Schedule 1 (Form of Notice of Charge) hereto to each of the addressees named in the notice and will use all reasonable endeavours to procure that delivery to the

       Funding 2 Security Trustee on the date of this Deed of receipts from the addressees of that notice substantially in the form attached to the notice.

(d) Each Funding 2 Secured Creditor acknowledges Funding 2 Security, and covenants to the Funding 2 Security Trustee not to do anything inconsistent with Funding 2 Security or knowingly to prejudice that security or any of Funding 2 Charged Property (or the Funding 2 Security Trustee's interest in those assets) provided that, subject to Clause 5 (Restrictions on Exercise of Certain Rights) hereto, this Deed does not limit the rights of any of Funding 2 Secured Creditors under Funding 2 Agreements.

(e) Funding 2 hereby intimates and gives notice to the Mortgages Trustee as trustee under and in terms of the Mortgages Trust Deed of the assignment in security made in terms of Clause 3.2 and the Mortgages Trustee by its execution of this Deed as such trustee immediately subsequent to the execution hereof by Funding 2 confirms that as at the date hereof it has received no intimation of any other dealing with the Funding 2 share of the Trust Property or any part thereof except in accordance with the Funding 2 Agreements.

4.2    REGISTRATION OF FUNDING 2 SECURITY

       Within 21 calendar days of the date of creating Funding 2 Security Funding 2 undertakes to file (or to procure that a filing is made) with the Registrar of Companies pursuant to the provisions of Chapter I of
       Part XII of the Companies Act 1985 a duly completed Form 395 in respect of itself together with the required registration fee and an executed copy of this Deed.

4.3    FUNDING 2 AGREEMENTS

       Each Funding 2 Secured Creditor acknowledges that it is bound by, and deemed to have notice of, all of the provisions of Funding 2 Agreements as if it was a party to each Funding 2 Agreement.

4.4    PAYMENTS TO FUNDING 2

       Notwithstanding Funding 2 Security but subject as provided otherwise in this Deed, each of the parties acknowledges that each Funding 2 Secured Creditor and each other party to any Funding 2 Agreement may continue to make all payments becoming due to Funding 2 under any Funding 2 Agreement in the manner envisaged by that document until receipt of written notice from the Funding 2 Security Trustee or any Receiver requiring payments to be made otherwise.

4.5    NEW FUNDING 2 SECURED CREDITORS

(a) In order to become a New Funding 2 Secured Creditor a creditor of Funding 2 must enter into an ACCESSION DEED in or substantially in the form set out in Schedule 3 hereto.

(b) Each New Funding 2 Secured Creditor will be bound by the provisions of this Deed as if it contained covenants by each New Funding 2 Secured Creditor in favour of the Funding 2 Security Trustee and every other Funding 2 Secured Creditor to observe and be bound by all provisions of this Deed to apply to Funding 2 Secured Creditors.

4.6    FUNDING 2 SECURITY TRUSTEE'S DISCRETION

       Subject to CLAUSE 15(V) of the Master Issuer Trust Deed incorporated by reference herein, without prejudice to the rights of the Funding 2 Security Trustee after the security created under this Deed has become enforceable, Funding 2 hereby authorises the Funding 2 Security Trustee, prior to the security created by this Deed becoming enforceable, to exercise, or refrain from exercising, all rights, powers, authorities, discretions and remedies of Funding 2 under or in respect of the

       Funding 2 Agreements referred to in CLAUSE 3.2 (Contracts) in accordance with the directions of the Master Issuer Security Trustee discretion. For the avoidance of doubt, the Funding 2 Security Trustee shall not be required to have regard to the interests of Funding 2 in the exercise or non-exercise of any such rights, powers, authorities, discretions and remedies or to comply with any direction given by Funding 2 in relation thereto.

5.     RESTRICTIONS ON EXERCISE OF CERTAIN RIGHTS

5.1    PAYMENTS TO FUNDING 2 ACCOUNTS

       At all times prior to the release, re-assignment, retrocession and/or discharge under Clause 18 (Release) of Funding 2 Security, Funding 2 will, save as otherwise provided in Funding 2 Agreements or unless the Funding 2 Security Trustee otherwise agrees in writing, procure that all amounts received by Funding 2 under or in respect of Funding 2 Agreements will be credited to Funding 2 Accounts in accordance with Clause 6.2 (Funding 2 Bank Accounts) and the other applicable terms of Funding 2 Agreements.

5.2    NO WITHDRAWALS FROM FUNDING 2 ACCOUNTS

       No payment, transfer and/or withdrawal may be made from any of Funding 2 Accounts other than as expressly permitted under this Deed or the Cash Management Agreement or with the prior written consent of the Funding 2 Security Trustee.

5.3    NO ENFORCEMENT BY FUNDING 2 SECURED CREDITORS

(a) Except as provided below, each of Funding 2 Secured Creditors (other than, in the case of paragraph (iii) below, the Funding 2 Security Trustee) agrees with Funding 2 and the Funding 2 Security Trustee that:

       (i) only the Funding 2 Security Trustee may enforce Funding 2 Security in accordance with the terms and conditions of this Deed;

       (ii) it will not take any steps or proceedings to procure the winding up, administration or liquidation of Funding 2; and

       (iii) it will not take any other steps or action against Funding 2 or Funding 2 Charged Property for the purpose of recovering any of Funding 2 Secured Liabilities (including by exercising any rights of set-off) or enforcing any rights arising out of Funding 2 Agreements against Funding 2.

(a) If the Funding 2 Security Trustee has failed to enforce the Funding 2 Security within 30 days of becoming bound under the terms of this Deed so to do and that failure is continuing, then the Master Issuer Security Trustee or (if there is no outstanding Loan Tranche under the Master Intercompany Loan Agreement) each of Funding 2 Secured Creditors will be entitled to take any steps and proceedings against Funding 2 for the purpose of recovering any of Funding 2 Secured Liabilities or enforcing any rights arising out of Funding 2 Agreements as it considers necessary other than any steps or proceedings:

       (i) in respect of procuring the winding up, administration or liquidation of Funding 2; and/or

       (ii) which would result in the breach by it of Clause 6 (Payments out of Funding 2 Accounts Prior to Acceleration) and/or Clause 7 (Payments out of Funding 2 Accounts Upon Acceleration) herein and/or any term of the other Funding 2 Agreements.

5.4    LIMITED RECOURSE

(a) Each of Funding 2 Secured Creditors (other than the Funding 2 Start-Up Loan Provider) hereby agrees that, notwithstanding any other provision of any Funding 2 Agreement, all obligations of Funding 2 to each Funding 2 Secured Creditor in respect of Funding 2 Secured Liabilities owing to each Funding 2 Secured Creditor are limited in recourse as set out below:

       (i) in the event of non-payment of any sum due and payable to a Funding 2 Secured Creditor, its only remedy shall be enforcement of Funding 2 Security in accordance with the provisions of this Deed and the other Funding 2 Agreements; and

       (ii) in the event that the net proceeds of enforcing and (as fully as practicable and over whatever time period the Funding 2 Security Trustee considers reasonably necessary) realising all Funding 2 Security are (after application of the proceeds in accordance with the provisions of this Deed) insufficient to discharge in full the amount of any Funding 2 Secured Liability owed to a Funding 2 Secured Creditor, Funding 2's obligation in respect of the unpaid amount shall be automatically extinguished and such Funding 2 Secured Creditor shall have no further claim against Funding 2 in respect of such unpaid amount.

(b) The provisions of this Clause 5.4 shall survive the termination of this Deed.

5.5    AMOUNTS RECEIVED BY FUNDING 2 SECURED CREDITORS

       Each Funding 2 Secured Creditor agrees that if any amount is received by it (including by way of set-off) in respect of any Funding 2 Secured Liability owed to it other than in accordance with the provisions of this Deed, then an amount equal to the difference between the amount so received by it and the amount that it would have received had it been paid in accordance with the provisions of this Deed shall be received and held by it as trustee for the Funding 2 Security Trustee and shall be paid over to the Funding 2 Security Trustee immediately upon receipt so that such amount can be applied in accordance with the provisions of this Deed.

6.     PAYMENTS OUT OF FUNDING 2 ACCOUNTS PRIOR TO ACCELERATION

6.1    APPLICATION

       No payment, transfer and/or withdrawal may be made from any of the Funding 2 Accounts:

       (a) at any time upon and after enforcement of the Funding 2 Security without the prior written consent of the Funding 2 Security Trustee; and/or

       (b) under this Clause at any time upon and after a Master Intercompany Loan Acceleration Notice has been served.

6.2    FUNDING 2 BANK ACCOUNTS

       Funding 2 shall at all times during of the Funding 2 Security Period:

       (a) save as otherwise provided in the Funding 2 Agreements or unless the Funding 2 Security Trustee otherwise agrees (and then only on such terms and in such manner as the Funding 2 Security Trustee may in its absolute discretion require) procure that any distribution of Mortgages Trustee Available Revenue Receipts to Funding 2 and any distribution of Principal Receipts to Funding 2 under the Mortgages Trust is paid into the Funding 2 GIC Account; and

       (b) save as otherwise provided in the Agreements or unless the Funding 2 Security Trustee otherwise agrees, procure that all proceeds from a Loan Tranche which are to be applied in or towards repayment of another Loan Tranche are, pending such repayment, deposited in the Funding 2 GIC Account.

6.3    WITHDRAWALS FROM FUNDING 2 GIC ACCOUNT - PRIOR TO ENFORCEMENT AND
       ACCELERATION

(a) Notwithstanding the Funding 2 Security but subject to Clause 6.1 (Application) and this Clause 6.3 (Withdrawals from Funding 2 GIC Account - prior to enforcement and acceleration), the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee, will transfer funds standing to the credit of the Funding 2 GIC Account to the Funding 2 Transaction Account on each day during an Interest Period but prior to the issue of a Master Intercompany Loan Acceleration Notice where such monies represent Funding 2 Available Principal Receipts to be applied to meet any amounts then due and payable by Funding 2 or the Master Issuer to third parties, the Account Bank or the Master Issuer Account Bank in accordance with items (a)(ii), (a)(iii) and (b) (as applicable) of the Funding 2 Pre-Enforcement Revenue Priority of Payments (as the same may be amended or varied from time to time).

(b) Notwithstanding the Funding 2 Security but subject to Clause 6.1 (Application) and this Clause 6.3 (Withdrawals from Funding 2 GIC Account - prior to enforcement and acceleration), the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee, will transfer funds standing to the credit of the Funding 2 GIC Account to the Funding 2 Transaction Account on each Funding 2 Interest Payment Date prior to the issue of a Master Intercompany Loan Acceleration Notice where such monies represent Funding 2 Available Principal Receipts and Funding 2 Available Revenue Receipts to be applied to meet Funding 2's payment obligations in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments set out in Part 1 of
       Schedule 3 to this Deed and the relevant Funding 2 Principal Priorities of Payments set out in Part 2 of Schedule 3 (as the same may be amended or varied from time to time).

6.4 WITHDRAWALS FROM FUNDING 2 TRANSACTION ACCOUNT - PRIOR TO ENFORCEMENT AND ACCELERATION

(a) Notwithstanding the Funding 2 Security but subject to Clause 6.1 (Application) and this Clause 6.4 (Withdrawals from Funding 2 Transaction Account - prior to enforcement and acceleration), the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee, will apply funds standing to the credit of the Funding 2 Transaction Account on each day during an Interest Period but prior to the issue of a Master Intercompany Loan Acceleration Notice where such monies represent Funding 2 Available Principal Receipts to meet any amounts then due and payable by Funding 2 or the Master Issuer to third parties, the Account Bank or the Master Issuer Account Bank in accordance with items (a)(ii), (a)(iii) and (b) (as applicable) of the Funding 2 Pre-Enforcement Revenue Priority of Payments (as the same may be amended or varied from time to time).

(b) Notwithstanding the Funding 2 Security but subject to Clause 6.1 (Application) and this Clause 6.4 (Withdrawals from Funding 2 Transaction Account - prior to enforcement and acceleration), the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee, will apply funds standing to the credit of the Funding 2 Transaction Account on each Funding 2 Interest Payment Date prior to the issue of a Master Intercompany Loan Acceleration Notice where such monies represent Funding 2 Available Principal Receipts and Funding 2 Available Revenue Receipts in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments set out in Part 1 of
       Schedule 3 to this Deed and the relevant Funding 2 Principal Priorities of Payments set out in Part 2 of Schedule 3 to this Deed (as the same may be amended or varied from time to time).

6.5    AUTHORISED INVESTMENTS

(a) Notwithstanding Funding 2 Security but subject to Clause 6.1 (Application), the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee, may withdraw amounts standing to the credit of Funding 2 Accounts from time to time for the purpose of acquiring Authorised Investments in accordance with the terms of Funding 2 Bank Agreement and Funding 2 the Cash Management Agreement. All amounts received in respect of any Authorised Investments (including any amounts received as a result of a disposal under paragraph (b) below) will be deposited into Funding 2 Transaction Account.

(b) Notwithstanding the Funding 2 Security, the Cash Manager, on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee, may sell or redeem or otherwise dispose of any Authorised Investments on any day prior to the enforcement of Funding 2 Security subject to the terms and conditions of this Deed and the Cash Management Agreement.

6.6    ENFORCEMENT WHEN NOT ALL AMOUNTS DUE AND PAYABLE

       If the Funding 2 Security Trustee enforces Funding 2 Security at a time when either no amounts or not all amounts owing in respect of Funding 2 Secured Liabilities have become due and payable, the Funding 2 Security Trustee (or a Receiver) may, for so long as no such amounts or not all such amounts have become due and payable, pay any monies referred to in Clause 6 (Payments out of Funding 2 Accounts Prior to Acceleration) herein into, and retain such monies in, an interest-bearing account (a RETENTION ACCOUNT) to be held by it as security and applied by it in accordance with Clause 6 (Payments out of Funding 2 Accounts Prior to Acceleration) herein as and when any of the amounts referred to therein become due and payable.

7.     PAYMENTS OUT OF FUNDING 2 ACCOUNTS UPON ACCELERATION

7.1 PRIORITIES OF PAYMENT - AFTER SERVICE OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       All monies received or recovered by the Funding 2 Security Trustee (or a Receiver appointed on its behalf) following service of a Master Intercompany Loan Acceleration Notice shall be applied by the Funding 2 Security Trustee (save to the extent required otherwise by law) in the order of priority set out in Part 3 of Schedule 3 of hereto.

7.2 APPLICATION OF MONIES RECEIVED AFTER MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       Each Funding 2 Secured Creditor undertakes to pay to the Funding 2 Security Trustee or the Receiver, as the case may be, all monies received or recovered by it (including by way of set-off or otherwise) subsequent to the service of a Master Intercompany Loan Acceleration Notice in order that such amounts can be applied in accordance with Clause 7.1 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice).

8.     ENFORCEMENT BY THE FUNDING 2 SECURITY TRUSTEE

8.1    MANDATORY ENFORCEMENT

(a) Subject to Clause 8.2 (Administrative receiver), the Funding 2 Security Trustee will not, and will not be bound to, take any steps, institute any proceedings, exercise its rights and/or to take any other action under or in connection with any of Funding 2 Agreements (including, without limitation, enforcing Funding 2 Security) unless the Funding 2 Security Trustee:

       (i) has been indemnified and/or secured to its satisfaction against all Liabilities to which is may render itself liable or which it may incur by so doing and, for this purpose, the Funding 2

               Security Trustee may demand, prior to taking any such action, that there be paid to it in advance such sums as it considers (without prejudice to any further demand) shall be sufficient so to indemnify it; and

       (ii)    is directed to do so by:

               (A)     the Master Issuer Security Trustee; or

               (B) if there is no outstanding Loan Tranche under the Master Intercompany Loan, the Funding 2 Secured Creditor that ranks highest in the order or priority of payment set out in Clause 7.1 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice),

       (in each case, the INSTRUCTING PARTY), in which case the Funding 2 Security Trustee will be bound to take such action in the manner instructed by the Instructing Party, provided that the Funding 2 Security Trustee may at all times, whether or not so instructed, take such action in respect of any right, power or discretion which is personal to the Funding 2 Security Trustee or is to preserve or protect the Funding 2 Security Trustee's position or is of a purely administrative nature.

(b) The Funding 2 Security Trustee shall not be liable to any Funding 2 Secured Creditor for any action it may take in accordance with any instructions received pursuant to paragraph (a) above. The Funding 2 Security Trustee shall be entitled to seek clarification from the relevant Instructing Party with regard to such instructions and may in its discretion elect not to act pending receipt of such clarification to its satisfaction from such relevant Instructing Party.

(c) Upon being directed by the Master Issuer Security Trustee to enforce Funding 2 Security in accordance with paragraph (a)(i) above, the Funding 2 Security Trustee will notify Funding 2 and Funding 2 Secured Creditors of such direction.

8.2    ADMINISTRATIVE RECEIVER

(a) Notwithstanding any term of this Deed, subject to paragraph (b) below, the Funding 2 Security Trustee must enforce Funding 2 Security by appointing an administrative receiver in respect of Funding 2 if it has actual notice of:

       (i) an application for the appointment of an administrator in respect of Funding 2; or

       (ii) the giving of a notice of intention to appoint an administrator in respect of Funding 2,

       and that appointment shall take effect not later than the final day by which it must take effect in order to prevent an administration proceeding.

(b) The Funding 2 Security Trustee is not liable for any failure to appoint an administrative receiver in respect of Funding 2, save in the case of its own gross negligence, wilful default or fraud and, for the avoidance of doubt:

       (i) nothing in this Clause 8.2 (Administrative receiver) shall construed so as to impose on the Funding 2 Security Trustee any obligation to indemnify any administrative receiver appointed by it pursuant to this Clause 8.2 (Administrative receiver) except to the extent of (and from) the cash and assets comprising Funding 2 Security held by the Funding 2 Security Trustee at such time; and

       (ii) the Funding 2 Security Trustee shall have no liability if, having used its reasonable endeavours, it is unable to find a person who is willing to be appointed as an administrative receiver on the terms as to indemnification referred to in paragraph (b)(i) above.

(c) The Funding 2 Security Trustee shall not be liable to any Funding 2 Secured Creditor for any action it may take in accordance with paragraph
       (a) above.

(d) Funding 2 hereby waives any claims against the Funding 2 Security Trustee in respect of any appointment made pursuant to this Clause 8.2.

9.     ENFORCEMENT OF FUNDING 2 SECURITY

9.1    GENERAL

(a) For the purposes of all powers implied by statute, Funding 2 Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(b) Section 103 of the 1925 Act (restricting the power of sale) and Section 93 of the 1925 Act (restricting the right of consolidation) do not apply to the Security Interests comprised in Funding 2 Security.

9.2    MASTER INTERCOMPANY LOAN ACCELERATION NOTICE

       Funding 2 Security will become immediately enforceable upon the service of a Master Intercompany Loan Acceleration Notice or, if there is no outstanding Loan Tranche under the Master Intercompany Loan, upon notice given to the Funding 2 Security Trustee of failure by Funding 2 to pay any other Funding 2 Secured Liability on its due date (subject to any applicable grace period).

9.3    PRIVILEGES

       The Funding 2 Security Trustee and each Receiver is entitled to all the rights, powers, privileges and immunities conferred by the 1925 Act on mortgagees and receivers duly appointed under the 1925 Act, except that
       Section 103 of the 1925 Act does not apply.

9.4    POWER OF SALE

       The power of sale and other powers conferred by Section 101 of the 1925 Act, as extended and varied by this Deed, will be immediately exercisable at any time after Funding 2 Security has become enforceable.

9.5    EXTENSION OF THE 1925 ACT

(a) The statutory powers of leasing conferred on the Funding 2 Security Trustee are extended so as to authorise the Funding 2 Security Trustee to lease, make agreements for leases, accept surrenders of leases and grant options as the Funding 2 Security Trustee may think fit and without the need to comply with any provision of Section 99 or 100 of the 1925 Act.

(b) The statutory powers of sale and the other powers conferred on the Funding 2 Security Trustee by Section 101(1) and (2) of the 1925 Act are extended so as to authorise the Funding 2 Security Trustee (upon such terms as the Funding 2 Security Trustee may think fit and in accordance with the terms of this Deed) to:

       (i) make demand in the name of the other Funding 2 Secured Creditors or in its own right for any moneys and liabilities in respect of Funding 2 Charged Property; and

       (ii) do all or any of the things or exercise all or any of the powers referred to in Clause 11 (Powers of Receiver) herein as if each of them was expressly conferred on the Funding 2 Security Trustee by this Deed.

9.6    MORTGAGEE IN POSSESSION

(a) Neither the Funding 2 Security Trustee nor any Receiver will be liable, by reason of Funding 2 Security or entering into possession of a Funding 2 Charged Property, to account as mortgagee or security holder in possession or for any loss on realisation or for any default or omission for which a mortgagee or security holder in possession might be liable.

(b) Each of the Funding 2 Security Trustee, the other Funding 2 Secured Creditors and any Receiver will not take any action (other than, in the case of the other Funding 2 Secured Creditors, with the Funding 2 Security Trustee's prior written consent) which would be likely to lead to the Funding 2 Security Trustee or the other Funding 2 Secured Creditors becoming a mortgagee or security holder in possession in respect of any Funding 2 Charged Property .

9.7    PROTECTION OF THIRD PARTIES

       No person (including a purchaser) dealing with the Funding 2 Security Trustee or any Receiver or its or his agents will be concerned to enquire:

       (a) whether Funding 2 Secured Obligations remain outstanding or have become payable;

       (b) whether any power which the Funding 2 Security Trustee or that Receiver is purporting to exercise has become exercisable or is being properly exercised; or

       (c) how any money paid to the Funding 2 Security Trustee or to that Receiver is to be applied,

       and the protections afforded to purchasers from a mortgagee by Section 104 and 107 of the 1925 Act and to persons dealing with an administrative receiver by Section 42(3) of the Insolvency Act 1986 will apply.

9.8    CONTINGENCIES

       If Funding 2 Security is enforced at a time when no amount is due in respect of Funding 2 Secured Liabilities or any of Funding 2 Secured Liabilities are contingent or future, the Funding 2 Security Trustee or any Receiver may pay the proceeds of any recoveries effected by it into any interest-bearing account to be held by it as security and applied in accordance with the terms and conditions of this Deed and the Cash Management Agreement.

9.9    DISPOSAL OF FUNDING 2 CHARGED PROPERTIES

       Notwithstanding the foregoing provisions of this Clause 9, if the Funding 2 Security has become enforceable otherwise than by reason of a default in payment of any amount due in respect of any AAA Loan Tranche, the Funding 2 Security Trustee will not be entitled to dispose of all or part of the Funding 2 Charged Property unless either:

       (a) a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing under all AAA Loan Tranches of the Master Issuer and all prior ranking amounts due by Funding 2 in accordance with the Funding 2 Priorities of Payments; and

       (b) the Funding 2 Security Trustee is of the sole opinion, which shall be binding on the Funding 2 Secured Creditors, reached after considering at any time and from time to time the advice of any financial or such other professional advisers selected by the Funding 2 Security Trustee in its absolute discretion (acting reasonably) for the purpose of giving such advice, that the cash flow prospectively receivable by Funding 2 will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding 2, to discharge in full in due course all amounts owing in respect of each AAA Loan Tranche and all prior ranking amounts due by Funding 2. The fees and expenses of the aforementioned financial adviser or such other professional adviser selected by the Funding 2 Security Trustee shall be paid by Funding 2.

9.10   SCOTTISH TRUST PROPERTY

       Without prejudice to the provisions of this Clause 9 and Clause 16 of the Mortgages Trust Deed, Funding 2 and the Mortgages Trustee hereby undertake to the Funding 2 Security Trustee that if at any time after the security constituted by or pursuant this Deed shall have become enforceable and the Funding 2 Security Trustee or any Receiver shall so require, they will join together in directing the Seller to sell or dispose of all or any part of the Scottish Trust Property on terms previously approved by the Funding 2 Security Trustee and/or in causing the trusts constituted by any Scottish Declaration of Trust to be wound up or performed and they will take all such actions and execute all such documents as may be necessary to effect such sale or disposal or winding-up or performance and the distribution or transfer of the Scottish Trust Property or any part thereof in accordance with the terms of each Scottish Declaration of Trust, the Mortgages Trust Deed and this Deed. The Seller and the Mortgages Trustee hereby acknowledge and consent to the foregoing as trustee and beneficiary respectively in terms of each Scottish Declaration of Trust.

10.    RECEIVER

10.1   APPOINTMENT OF RECEIVER

(a) Except as provided below, the Funding 2 Security Trustee may appoint any one or more persons to be a Receiver of all or any part of Funding 2 Charged Property if Funding 2 Security has become enforceable.

(b) Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c) Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the 1925 Act) does not apply to this Deed.

(d) The Funding 2 Security Trustee is not entitled to appoint a Receiver solely as a result of:

       (i)     the obtaining of a moratorium; or

       (ii)    anything done with a view to obtaining a moratorium,

       under the Insolvency Act 2000.

10.2   REMOVAL

       The Funding 2 Security Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated. The Funding 2 Security Trustee may apply to the court for an order removing an administrative receiver.

10.3   REMUNERATION

       The Funding 2 Security Trustee may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the 1925 Act will not apply. Funding 2 will pay the remuneration of any Receiver in accordance with the terms and in the manner agreed from time to time between the relevant Receiver and the Funding 2 Security Trustee, subject to the terms and conditions of this Deed.

10.4   AGENT OF FUNDING 2

(a) A Receiver will be deemed to be the agent of Funding 2 for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the 1925 Act. Funding 2 alone is responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b) If a liquidator of Funding 2 is appointed, the Receiver will act as principal and not as agent of the Funding 2 Security Trustee.

(c) The Funding 2 Security Trustee will not incur any liability (either to Funding 2 or to any other person) by reason of the appointment of a Receiver.

10.5   RELATIONSHIP WITH FUNDING 2 SECURITY TRUSTEE

       To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may after Funding 2 Security becomes enforceable be exercised by the Funding 2 Security Trustee in relation to any Funding 2 Charged Property without first appointing a Receiver and notwithstanding the appointment of a Receiver.

11.    POWERS OF RECEIVER

11.1   GENERAL

(a) A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law; this includes:

       (i) in the case of an administrative receiver, all the rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986; and

       (ii) otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the 1925 Act and the Insolvency Act 1986.

(b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

11.2   POSSESSION

       A Receiver may take immediate possession of, get in and collect any Funding 2 Charged Property .

11.3   CARRY ON BUSINESS

       A Receiver may carry on any business of Funding 2 in any manner he thinks fit.

11.4   EMPLOYEES

(a) A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)    A Receiver may discharge any person appointed by Funding 2.

11.5   BORROW MONEY

       A Receiver may raise and borrow money either unsecured or on the security of any Funding 2 Charged Property either in priority to Funding 2 Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

11.6   SALE OF ASSETS

(a) A Receiver may sell, exchange, convert into money and realise any Funding 2 Charged Property by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b) The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c) Fixtures, other than landlord's fixtures, may be severed and sold separately from the property containing them without the consent of Funding 2.

11.7   LEASES

       A Receiver may let any Funding 2 Charged Property for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Funding 2 Charged Property on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

11.8   COMPROMISE

       A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of Funding 2 or relating in any way to any Funding 2 Charged Property, provided that, any such claim has priority to or ranks pari passu with this Deed.

11.9   LEGAL ACTIONS

       A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Funding 2 Charged Property which he thinks fit.

11.10  RECEIPTS

       A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Funding 2 Charged Property.

11.11  SUBSIDIARIES

       A Receiver may form a Subsidiary of Funding 2 and transfer to that Subsidiary any Funding 2 Charged Property.

11.12  DELEGATION

       A Receiver may delegate his powers in accordance with this Deed.

11.13  LENDING

       A Receiver may lend money or advance credit to any customer of Funding
       2.

11.14  PROTECTION OF ASSETS

       A Receiver may:

       (a) effect any repair or insurance and do any other act which Funding 2 might do in the ordinary conduct of its business to protect or improve any Funding 2 Charged Property;

       (b)     commence and/or complete any building operation; and

       (c) apply for and maintain any planning permission, building regulation approval or any other authorisation,

       in each case as he thinks fit.

11.15  UNCALLED CAPITAL

       A Receiver may call up or require the directors of Funding 2 to call up any uncalled capital of Funding 2.

11.16  PAYMENT OF EXPENSES

       A Receiver may pay and discharge, out of the profits and income of Funding 2 Charged Property and any moneys made by it in carrying on the business of Funding 2, the expenses incurred by it in connection with the carrying on and management of that business or in the exercise of any of the powers conferred by this Clause or otherwise in respect of Funding 2 Charged Property and all other expenses which it shall think fit to pay and will apply the residue of those profits and income in accordance with the terms and conditions of this Deed.

11.17  OTHER POWERS

       A Receiver may:

       (a) do all other acts and things which he may consider desirable or necessary for realising any Funding 2 Charged Property or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or law;

       (b) exercise in relation to any Funding 2 Charged Property all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Funding 2 Charged Property; and

       (c)     use the name of Funding 2 for any of the above purposes.

12.    MODIFICATION, AUTHORISATION, WAIVER, AND CONSENT

12.1   MODIFICATION

(a) Subject to paragraph (b) below, the Funding 2 Security Trustee may, without any consent or sanction of the Funding 2 Secured Creditors, concur with Funding 2 or any other person in making any modification to any Funding 2 Agreement only if so directed by the Master Issuer Security Trustee, so long as there is any Loan Tranche outstanding under the Master Intercompany Loan Agreement and otherwise with the prior consent of all of the Funding 2 Secured Creditors.

(b) Subject to paragraph (c) below, the Funding 2 Security Trustee shall be required to give its consent to any modifications to any Funding 2 Agreement or the Master Definitions and Construction Schedule that are requested by Funding 2 or the Cash Manager, provided that Funding 2 or the Cash Manager, as the case may be, has certified to the Funding 2 Security Trustee in writing that such modifications are required in order to accommodate:

       (i) Notes to be issued and/or Loan Tranches to be made available by the Master Issuer to Funding 2 under the Master Intercompany Loan Agreement;

       (ii) the entry into by Funding 2 into New Intercompany Loan Agreements, the issue of new types of notes by New Funding 2 Issuers or the issue of notes by Funding 2 directly

       (iii) the addition of other relevant Funding 2 Secured Creditors to the Transaction Documents;

       (iv) the assignment of New Loan Types or their Related Security to the Mortgages Trustee;

       (v) the inclusion of a New Funding Beneficiary as a beneficiary of the Mortgages Trust;

       (vi) changes to the Funding 2 Reserve Required Amount, the Funding 2 Liquidity Reserve Required Amount and/or the manner in which the Funding 2 General Reserve Fund or the Funding 2 Liquidity Reserve Fund is funded;

       (vii) different Interest Payment Dates and/or Interest Periods for any Notes to be issued by the Master Issuer (including modification of the Interest Payment Dates and/or Interest Periods and/or the basis for the calculation of interest in respect of any outstanding Notes and/or the Funding 2 Interest Payment Dates and/or the Interest Period and/or the basis for the calculation of interest in respect of any outstanding Loan Tranches under the Master Intercompany Loan Agreement); and/or

       (viii) changes to be made to the definitions of Asset Trigger Event and Non-Asset Trigger Event.

(c) The Funding 2 Security Trustee shall only be required to make the modifications set out in paragraph (b) above if the Funding 2 Security Trustee is satisfied that:

       (i) in respect of the matter set out in paragraphs (a)(i) to (iv), the conditions precedent to:

               (A) Notes being issued by the Master Issuer and/or Loan Tranches being made available to Funding 2 (as set out in Condition 15 and Clause 3 of the Master Intercompany Loan Agreement);

               (B) New Notes being issued by New Funding 2 Issuers or by Funding 2 directly and/or New Funding 2 Loans being made available to Funding 2;

               (C) the assignment of New Loans to the Mortgages Trustee (as set out in Clause 4 of the Mortgage Sale Agreement);

               (D) the inclusion of a New Beneficiary of the Mortgages Trust (as set out in Clause 13 of the Mortgages Trust
                       Deed),

               have been satisfied; and

       (ii)    in respect of the matters set out in paragraphs (b)(i) to
               (b)(vii) inclusive, the Funding 2 Security Trustee has received written confirmation from each of the Rating Agencies that the relevant modifications will not result in a reduction, qualification or withdrawal of the current ratings of the Notes.

(d) Each Funding 2 Secured Creditor hereby acknowledges that the Funding 2 Security Trustee is required to make the modifications set out in paragraph (b) above (subject to paragraph (c)), and each Funding 2 Secured Creditor further acknowledges that such modifications may adversely affect the manner in which the Mortgages Trustee allocates monies to Funding 2 and/or the amount of monies available to Funding 2 to meet the Funding 2 Secured Liabilities. Each Funding 2 Secured Creditor agrees that such modifications shall be binding on it and unless the Funding 2 Security Trustee otherwise agrees, notice thereof shall be given by the Cash Manager to the Funding 2 Secured Creditors as soon as practicable after the modifications have been made.

(e) Each of the Funding 2 Secured Creditors agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other documents and instruments as may be required by law or requested by the other party at the other party's expense to establish, maintain and protect the rights and remedies of the other party and carry out and effect the intent and purpose of this Clause 12.1).

12.2   AUTHORISATION OR WAIVER

       The Funding 2 Security Trustee shall waive or authorise (without prejudice to its rights in respect of any further or other breach) any breach or proposed breach by Funding 2 or any other person of any of the covenants or provisions of any Funding 2 Agreement only if so directed by the Master Issuer Security Trustee so long as there is any Loan Tranche outstanding under the Master Intercompany Loan Agreement and otherwise by all of the Funding 2 Secured Creditors.

12.3   REQUESTS FOR CONSENT OR APPROVAL

       If a request is made to the Funding 2 Security Trustee by Funding 2 or any other person to give its consent or approval to any event, matter or thing, then:

       (a) if any Funding 2 Agreement specifies that the Funding 2 Security Trustee is required to give its consent or approval to that event, matter or thing if certain specified conditions are satisfied in relation to that event, matter or thing, then the Funding 2 Security Trustee will give its consent or approval to that event, matter or thing upon being satisfied that those specified conditions have been satisfied; and

       (b) in any other case, the Funding 2 Security Trustee shall give its consent or approval to that event, matter or thing only if so directed by the Master Issuer Security Trustee so long as there are is any Loan Tranche outstanding under the Master Intercompany Loan Agreement and otherwise by all of the Funding 2 Secured Creditors.

12.4   BINDING ON FUNDING 2 SECURED CREDITORS

       Any modification, authorisation, waiver, consent or approval provided under this Clause 12 will be binding on all of Funding 2 Secured Creditors.

12.5   ADDITIONAL TERMS AND CONDITIONS

       Any modification, authorisation, waiver, consent or approval provided under this Clause 12 may be made or given on such terms and subject to such conditions (if any) as the Issuer Security Trustee may direct so long as there are is any Loan Tranche outstanding under the Master Intercompany Loan Agreement.

12.6   NOTICE TO FUNDING 2 SECURED CREDITORS

       If required by the Funding 2 Security Trustee, Funding 2 will as soon as practicable notify each of the other Funding 2 Secured Creditors in accordance with this Deed of any modification, authorisation or waiver made under this Clause.

13.    ADDITIONAL PROVISIONS REGARDING THE FUNDING 2 SECURITY TRUSTEE

13.1   INCORPORATION OF MASTER ISSUER TRUST DEED PROVISIONS

(a) Without prejudice to the other provisions of this Deed and except as set out below, the following Clauses of the Master Issuer Trust Deed are incorporated in and will apply, mutatis mutandis, to this Deed (and for that purpose references in that Clause to "these presents" or to "this Deed" will be construed as references to this Deed and references in that Clause to "the Note Trustee" will be construed as references to the Funding 2 Security Trustee):

       (i)     Clause 13 (Investment by Note Trustee);

       (ii)    Clause 14 (Remuneration and indemnification of the Note
               Trustee);

       (iii)   Clause 15 (Supplement to Trustee Acts) (other than subclauses
               (d), (g), (o), (q) and (s));

       (iv)    Clause 16 (Note Trustee's liability);

       (v) Clause 17 (Note Trustee contracting with Master Issuer and others);

       (vi)    Clause 21 (Eligibility and Disqualification; New Note Trustee);

       (vii)   Clause 22 (Note Trustee's retirement and removal); and

       (viii)  Clause 23 (Note Trustee's powers to be additional).

(b) Reference in the clauses of the Master Issuer Trust Deed identified in subclause (a) above to:

       (i)     "Master Issuer" will be construed as references to "Funding 2";

       (ii) "Note Event of Default" will be construed as references to "Master Intercompany Loan Event of Default";

       (iii) "Noteholders" will be construed as references to "Funding 2 Secured Creditors";

       (iv) "Master Issuer Charged Property" will be construed as references to "Funding 2 Charged Property";

       (v) "Master Issuer Transaction Documents" will be construed as references to "Funding 2 Transaction Documents"; and

       (vi) "Master Issuer Deed of Charge" will be construed as references to "Funding 2 Deed of Charge".

(c) Clause 14 (Remuneration and indemnification of the Note Trustee) of the Master Issuer Trust Deed will be amended so that:

       (i) the last sentence of clause 14.1(a) is deleted and replaced by the following:

               "Such remuneration shall accrue from day to day and be payable up to and including the date when Funding 2 Security Period has expired and the Funding 2 Security Trustee has released, reassigned and/or discharged Funding 2 Charged Property from Funding 2 Security as provided under this Deed.";

       (ii) each of the references to the Funding 2 Security Trustee in clauses 14.5, 14.6 and 14.7 include a reference to any Receiver appointed by the Funding 2 Security Trustee; and

       (iii) the references to "Series and Class of Notes" and "Notes of any Series and Class" in clause 14.8 shall be replaced by "Loan Tranche".

(d) The following words shall be added to the end of clause 15(x)(ii) before the final full stop:

       ", provided that if the Funding 2 Security Trustee is required to appoint an administrative receiver pursuant to clause 8.2 (Administrative receiver) of Funding 2 Deed of Charge, the Funding 2 Security Trustee agrees that it is adequately indemnified and secured in respect of such appointment by virtue of its rights against Funding 2 under Funding 2 Deed of Charge and the security that it has in respect of such rights."

13.2   NO TRANSFER OF OBLIGATIONS

       Notwithstanding anything else in this Deed, the Funding 2 Security Trustee does not assume and will not be obliged to perform any obligations of any other Party.

13.3   NO OBLIGATION TO INSURE

       The Funding 2 Security Trustee shall not be under any obligation to insure in respect of any of Funding 2 Charged Property or to require any other person to maintain any such insurance.

14.    FUNDING 2 SECURITY POWER OF ATTORNEY

       Immediately upon execution of this Deed, Funding 2 will execute and deliver to the Funding 2 Security Trustee the Funding 2 Security Power of Attorney. The Funding 2 Security Trustee confirms that it may exercise the powers conferred under the Funding 2 Security Power of Attorney if:

       (a)     the Funding 2 Security has become enforceable;

       (b) it considers such action necessary for the protection or preservation of the Attorney's (as defined in the Funding 2 Security Power of Attorney) interests and rights in and to the Funding 2 Charged Property; and/or

       (c) it considers such action ought to be done under the covenants, undertakings and provisions contained in this Deed.

15.    FURTHER ASSURANCES

       Funding 2 must, at its own expense, take whatever action the Funding 2 Security Trustee or a Receiver may require for:

       (a) creating, perfecting or protecting any security intended to be created by this Deed; or

       (b) facilitating the realisation of any Funding 2 Charged Property, or the exercise of any right, power or discretion exercisable, by the Funding 2 Security Trustee or any Receiver or any of its delegates or sub-delegates in respect of any Funding 2 Charged Property.

       This includes:

       (i) the execution of any transfer, conveyance, assignment, assignation or assurance of any property, whether to the Funding 2 Security Trustee or to its nominee; or

       (ii) the giving of any notice, order or direction and the making of any registration,

       which, in any such case, the Funding 2 Security Trustee may think expedient.

16.    ADDITIONAL PROVISIONS RELATING TO FUNDING 2 SECURITY

16.1   CONTINUING SECURITY

       Funding 2 Security will remain in force as continuing security for Funding 2 Secured Liabilities notwithstanding any settlement of account or the existence at any time of a credit balance on any Funding 2 Account or other account or any other act, event or matter.

16.2   NO MERGER

       Funding 2 Security is in addition to, and will not be merged in, or in any way exclude or prejudice any other Security Interest or other right which the Funding 2 Security Trustee or any other Funding 2 Secured Creditor may now or at any time have (or would apart from Funding 2 Security have) as regards Funding 2 or any other person in respect of Funding 2 Secured Liabilities.

16.3   AVOIDANCE OF SECURITY OR PAYMENT

(a) If an amount paid to the Funding 2 Security Trustee or any of the other Funding 2 Secured Creditors under a Funding 2 Agreement is capable of being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

(b) Any settlement, discharge or release between Funding 2 and the Funding 2 Security Trustee (or any Receiver) will be conditional upon no security or payment granted or made to the Funding 2 Security Trustee (or any Receiver, as the case may be) by Funding 2 or any other person being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force.

(c) If any security or payment is avoided or reduced in the circumstances described in paragraph (a) above, then the Funding 2 Security Trustee (or any Receiver, as the case may be) will be entitled to recover the value or amount of such security or payment from Funding 2 as if the relevant settlement, discharge or release had not occurred.

16.4   RETENTION OF FUNDING 2 SECURITY

(a) If the Funding 2 Security Trustee has grounds for believing that Funding 2 may be unable to pay its debts as they fall due as at the date of any payment made by Funding 2 to the Funding 2 Security Trustee or any of the other Funding 2 Secured Creditors, then the Funding 2 Security Trustee may retain Funding 2 Security until the expiry of a period of (subject to paragraph (b) below) one month plus the statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all the Funding 2 Secured Liabilities notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Funding 2 Security Trustee on, or as a consequence of, such payment or discharge of liability.

(b) If, at any time within the period referred to in paragraph (a) above, any person presents a petition, or files documents with a court or any registrar for the winding-up or administration of Funding 2 or any analogous proceedings are commenced by or against Funding 2, the Funding 2 Security Trustee may continue to retain Funding 2 Security for such further period as it may determine and Funding 2 Security will be deemed to continue to be held as security for the payment and discharge to the Funding 2 Security Trustee of all of the Funding 2 Secured Liabilities.

16.5   CHANGE OF NAME, ETC.

       This Deed will remain valid and enforceable notwithstanding any change in the name, composition or constitution of the Funding 2 Security Trustee or Funding 2 or any merger, amalgamation or consolidation by the Funding 2 Security Trustee or Funding 2 with any other corporation.

16.6   NEGATIVE PLEDGE

       Funding 2 shall not, save for Funding 2 Security, or with the prior written consent of the Funding 2 Security Trustee, or unless otherwise permitted under any of Funding 2 Agreements, create or permit to subsist any Security Interest whatsoever, however created or arising (unless arising by operation of law) over any of its property, assets or undertakings present or future (including any uncalled capital) or any interest, estate, right, title or benefit therein or use, invest or dispose of, including by way of sale or the grant of any Security Interest of whatsoever nature or otherwise deal with, or agree or attempt or purport to sell or otherwise dispose of (in each case whether by one or a series of transactions) or grant any option or right to acquire any such property, assets or undertaking present or future.

16.7   FUNDING 2 ACCOUNTS

       Funding 2 hereby undertakes that, for so long as any Funding 2 Secured Obligations remain outstanding, it shall not (without the prior written consent of the Funding 2 Security Trustee):

       (a) open or maintain any bank account or deposit account with any bank or any other financial institution other than the Funding 2 Bank Accounts; or

       (b)     close the Funding 2 Bank Accounts,

       other than in accordance with the Bank Account Agreement and this Deed.

16.8   ADDITIONAL POSITIVE COVENANTS

       Funding 2 covenants and undertakes with the Funding 2 Security Trustee for the benefit of the Funding 2 Secured Creditors as follows:

       (a) to cause to be prepared and certified by its auditors in respect of each Financial Year accounts in such form as will comply with relevant legal and accounting requirements for the time being;

       (b) at all times to keep or procure the keeping of proper books of account and records as may be necessary to comply with all applicable laws and so as to enable financial statements to be prepared and to allow the Funding 2 Security Trustee and any person or persons appointed by the Funding 2 Security Trustee to whom Funding 2 shall have no reasonable objection free access to such books of account and records at all times during normal business hours upon reasonable notice in writing provided that such inspection shall only be for the purposes of carrying out its duties under this Deed and any information so obtained shall only be used and passed on to any other person for the purpose of the Funding 2 Security Trustee carrying out its duties under this Deed;

       (c) to give notice in writing to the Funding 2 Security Trustee of the occurrence of any Master Intercompany Loan Event of Default, Potential Master Intercompany Loan Event of Default and/or service of a Master Intercompany Loan Acceleration Notice (which has not been served by the Funding 2 Security Trustee) (such notice to be effective by the delivery of a copy of the Master Intercompany Loan Acceleration Notice to the Funding 2 Security Trustee) immediately upon becoming aware thereof and without waiting for the Funding 2 Security Trustee to take any further action;

       (d) give to the Funding 2 Security Trustee (i) within 14 days after demand by the Funding 2 Security Trustee therefore and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each Financial Year and in any event not later than the date required by statute to file or publish (whichever is earlier) such audited accounts after the end of each such Financial Year a certificate signed by two directors of Funding 2 to the effect that as at a date not more than seven days before delivering such certificate (the CERTIFICATION DATE) there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Master Intercompany Loan Event of Default or any Potential Master Intercompany Loan Event of Default (or if such then exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate Funding 2 has complied, to the best of their knowledge and belief, with all its obligations contained in this Deed and each of the other Funding 2 Agreements or (if such is not the case) specifying the respects in which it has not so complied;

       (e) at all times to execute all such further documents and do all such further acts and things as may in the reasonable opinion of the Funding 2 Security Trustee be necessary at any time or times to give effect to the terms and conditions of this Deed and the other Funding 2 Agreements;

       (f) at all times to comply with the obligations and provisions binding upon it under and pursuant to this Deed and the other Funding 2 Agreements; and

       (g) duly and promptly to pay and discharge all Taxes imposed upon it or its assets unless such Taxes are, in the opinion of the Funding 2 Security Trustee, being contested in good faith by Funding 2.

17.    SET-OFF

(a) The Funding 2 Security Trustee may at any time following a Master Intercompany Loan Event of Default (without notice and notwithstanding any settlement of account or other matter):

       (i) combine or consolidate all or any existing accounts of Funding 2 whether in its own name or jointly with others and held by it or any Funding 2 Secured Creditor;

       (ii) set-off or transfer all or any part of any credit balance or any sum standing to the credit of any account referred to in paragraph (a) above (whether or not the same is due to Funding 2 from the Funding 2 Security Trustee or relevant Funding 2 Secured Creditor and whether or not the credit balance and the account in debit or Funding 2 Secured Liabilities are expressed in the same currency) in or towards satisfaction of any of Funding 2 Secured Liabilities; and/or

       (iii) in its discretion, estimate the amount of any liability of Funding 2 which is contingent or unascertained and set-off such estimated amount.

(b) No amount will be payable by the Funding 2 Security Trustee to Funding 2 unless and until all Funding 2 Secured Liabilities have been ascertained and fully repaid or discharged.

18.    RELEASE

18.1   UPON DISCHARGE OF MASTER ISSUER SECURED LIABILITIES

       At the end of Funding 2 Security Period, the Funding 2 Security Trustee will, at the cost of Funding 2, take whatever action is necessary to release Funding 2 Charged Property from Funding 2 Security to, or to the order of, Funding 2.

18.2   AUTHORISED INVESTMENTS

       Upon Funding 2 or the Cash Manager on its behalf making a disposal of an Authorised Investment charged under this Deed and provided that the proceeds of such disposal are paid into Funding 2 Transaction Account in accordance with the terms of this Deed and the Cash Management Agreement, such Authorised Investment will be deemed to be released from Funding 2 Security the Funding 2 Security Trustee will, at the request and cost of Funding 2 take whatever action is necessary to release that Authorised Investment from Funding 2 Security.

18.3   TRUST PROPERTY

       Upon the repurchase by the Seller from the Mortgages Trustee of any Loan and its Related Security charged under this Deed in accordance with the terms of the Mortgage Sale Agreement, such Loan and its Related Security shall no longer form part of the Trust Property (or, in the case of any Scottish Loan and its Related Security, the Scottish Trust Property in accordance with Clause 8 (Termination of Trust) of the relevant Scottish Declaration of Trust) and shall be released from the Funding Security and the Funding 2 Security Trustee will, at the request and cost of Funding 2, take whatever action is necessary to release that Loan and its Related Security from Funding 2 Security.

18.4   FUNDING 2 ACCOUNTS

       For the avoidance of doubt, all amounts which the Cash Manager (on behalf of Funding 2 and the Funding 2 Security Trustee or its appointee) is permitted to withdraw from Funding 2 Transaction Account pursuant to Clause 6.2 (Funding 2 Bank Accounts), Clause 6.3 (Withdrawals from Funding 2 GIC Account - prior to enforcement and acceleration) or Clause
       6.4 (Withdrawals from Funding 2 Transaction Account - prior to enforcement and acceleration) will be deemed to be released from Funding 2 Security upon the relevant withdrawal provided that, where the relevant amount is transferred to another Funding 2 Account, it will become subject to Funding 2 Security in respect of that other Funding 2 Account.

18.5   NO LIABILITY FOR LOSS

       The Funding 2 Security Trustee will not be liable to Funding 2 or any other person for any loss, costs, claims or liabilities arising in connection with its acting upon a request made under this Clause and/or any release made under this Clause.

19.    FUNDING 2 REPRESENTATIONS

19.1   TITLE

       Funding 2 represents to the Funding 2 Security Trustee that it is the beneficial owner of Funding 2 Charged Property and Funding 2 Charged Property are free of any Security Interests (except for those created by or under this Deed) and any other rights or interests (including any licences) in favour of third parties.

19.2   NO RESTRICTION

       Funding 2 represents to the Funding 2 Security Trustee that as at the Programme Date none of its property, assets and/or undertaking are subject to any restriction (whether contractual or otherwise) that may render the Security Interests granted by Funding 2 under this Deed ineffective or which otherwise prohibit the grant of such Security Interests.

19.3   STEPS TAKEN

       Funding 2 represents to the Funding 2 Security Trustee that it has taken all necessary steps to enable it to create Funding 2 Security in accordance with this Deed and has taken no actions or steps which will or may prejudice its rights, title and interest in, to and under Funding 2 Charged Property.

19.4   MASTER ISSUER TRANSACTION DOCUMENTS

       Funding 2 represents to the Funding 2 Security Trustee that:

       (a) each Funding 2 Agreement is its legally binding, valid, and enforceable obligation;

       (b) it is not in default of any of its obligations under any Funding 2 Agreement;

       (c)     there is no prohibition on assignment in any Funding 2
               Agreement; and

       (d) its entry into and performance of this Deed will not conflict with any term of any Funding 2 Agreement.

19.5   NATURE OF SECURITY

       Funding 2 represents to the Funding 2 Security Trustee that this Deed creates those Security Interests it purports to create and is not liable to be amended or otherwise set aside on its liquidation or administration or otherwise, except that Security Interests expressed to be fixed may take effect as floating charge security.

19.6   UNITED STATES ACTIVITIES

       Funding 2 represents to the Funding 2 Security Trustee that it will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

19.7   CENTRE OF MAIN INTERESTS AND ESTABLISHMENT

(a) Funding 2 represents to the Funding 2 Security Trustee that its "centre of main interests" for the purposes of the Insolvency Regulation and the UNCITRAL Implementing Regulations is in England and it does not have any "establishment" (as defined in the Insolvency Regulation and the UNCITRAL Implementing Regulations) other than in England.

(b) Funding 2 undertakes to conduct its business and affairs such that, at all relevant times, its "centre of main interests" for the purposes of the Insolvency Regulation and the UNCITRAL Implementing Regulations will be and remain in England and it will not have any "establishment" (as defined in the Insolvency Regulation and the UNCITRAL Implementing Regulations) other than in England.

19.8   TIMES FOR MAKING REPRESENTATIONS

(a) The representations set out in this Deed (including in this Clause) are made on the date of this Deed.

(b) Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by Funding 2 on each date during Funding 2 Security Period.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

20.    EVIDENCE OF INDEBTEDNESS

       In any action, proceedings or claim relating to this Deed or Funding 2 Security, any statement (which will contain information in reasonable detail in support thereof) as to:

       (a)     any amount due to any Funding 2 Secured Creditor;

       (b)     all or any part of Funding 2 Secured Liabilities; or

       (c) any amounts which have been notified to the Funding 2 Security Trustee as being amounts due to any Funding 2 Secured Creditor,

       in each case, which is certified as being correct by an officer of the Funding 2 Security Trustee or an officer of the relevant Funding 2 Secured Creditor will be conclusive evidence that such amount is in fact due and payable.

21.    RIGHTS CUMULATIVE

       The respective rights of the Funding 2 Security Trustee and any Receiver under this Deed:

       (a)     may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

       (c)     may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any right is not a waiver of that right.

22.    SEVERABILITY

       If a term of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

       (a) the legality, validity or enforceability in that jurisdiction of any other term of this Deed; or

       (b) the legality, validity or enforceability in any other jurisdiction of that or any other term of this Deed.

23.    COUNTERPARTS

       This Deed may be executed and delivered in any number of counterparts (including by facsimile), all of which, taken together, shall constitute one and the same deed and any party to this Deed may enter into the same by executing and delivering a counterpart (including by facsimile).

24.    NOTICES

24.1   IN WRITING

       Any communication in connection with this Deed must be in writing and, unless otherwise stated, may be given in person, by post or by fax. Unless it is agreed to the contrary, any consent or agreement required under this Deed must be given in writing.

24.2   PARTY DETAILS

       The contact details of each party to this Deed for all communications in connection with this Deed are those set out below:

       (a) in the case of Funding 2: Permanent Funding (No. 2) Limited c/o 35 Great St. Helen's, London EC3A 6NP (facsimile number +44 (0) 20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

       (b) in the case of the Master Issuer: Permanent Master Issuer PLC, 35 Great St. Helen's, London EC3A 6NP (facsimile number +44 (0) 20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

       (c) in the case of the Seller: Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgages Securitisation;

       (d) in the case of the Cash Manager: Halifax plc, Trinity Road, Halifax (LP/3/3/SEC), West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgages Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574
               8303) for the attention of the Head of Securitisation and Covered Bonds;

       (e) in the case of the Account Bank: The Governor and Company of the Bank of Scotland, Leeds Business Centre, 116 Wellington Street, Leeds LS1 4LT (facsimile number +44 (0) 113 215 5899) for the attention of The Corporate Banking Channel Support with copies to: (i) Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgages Securitisation; and (ii) HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

       (f) in the case of the Funding 2 Swap Provider: Halifax PLC, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of the Head of Mortgages Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44
               (0) 20 7574 8303) for the attention of the Head of Mortgage Securitisation;

       (g) in the case of the Corporate Services Provider: Structured Finance Management Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Directors;

       (h) in the case of the Funding 2 GIC Provider: to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 20 235 7511) for the attention of the Head of Mortgages Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

       (i) in the case of the Funding 2 Start-Up Loan Provider: Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0) 113 235 7511) for the attention of The Head of Mortgages Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of the Head of Mortgage Securitisation and Covered Bonds;

       (j) in the case of the Funding 2 Security Trustee: the Bank of New York, 48th Floor, One Canada Square, Canary Wharf, London E14 5AL (facsimile number + 44 (0)20 7964 6061 or + 44 (0)20 7964
               6399, for the attention of Global- Corporate Trust
               Administration); and

       (k) in the case of the Master Issuer Security Trustee: the Bank of New York, 48th Floor, One Canada Square, Canary Wharf, London E14 5AL (facsimile number + 44 (0)20 7964 6061 or + 44 (0)20
               7964 6399, for the attention of Global- Corporate Trust Administration).

24.3   CHANGES

       Any party may change its contact details by giving five London Business Days' notice to the other parties.

24.4   EFFECTIVENESS

(a) Except as provided below, any notice in connection with this Deed will be deemed to be given as follows:

       (i)     if delivered in person, at the time of the delivery;

       (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

       (iii)   if by fax, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

25.    ASSIGNMENT

       Neither Funding 2 nor any of the Funding 2 Secured Creditors may assign, encumber or transfer all or any part of its rights or benefits and/or transfer its obligations under this Deed without the prior written consent of the Funding 2 Security Trustee, save that the Master Issuer may assign its rights under this Deed without such consent to the Master Issuer Security Trustee under the Master Issuer Deed of Charge.

26.    LANGUAGE

(a)    Any notice given in connection with this Deed must be in English.

(b)    Any other document provided in connection with this Deed must be:

       (i)     in English; or

       (ii) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

27.    LAW AND JURISDICTION

27.1   GOVERNING LAW

       This Deed and all matters arising out of or in connection with it shall be governed by, and construed in accordance with, English law (provided that any terms of this Agreement which are particular to Scots law shall be continued in accordance with the laws of Scotland).

27.2   SUBMISSION TO JURISDICTION

       Funding 2 irrevocably agrees for the benefit of the Funding 2 Security Trustee and the other Funding 2 Secured Creditors that the English courts have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Deed and accordingly submits to the exclusive jurisdiction of the English courts. Funding 2 waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum. The Funding 2 Security Trustee and the other Funding 2 Secured Creditors may take any suit, action or proceeding arising out of or in connection with this Deed (together referred to as PROCEEDINGS) against Funding 2 in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

27.3   WAIVER OF TRIAL BY JURY

       Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any finance document or any transaction contemplated by any finance document. This deed may be filed as a written consent to trial by court.

28.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

       A person who is not a Party has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

29.    EFFECTIVENESS OF EXECUTION

       This Deed shall be fully effective and binding upon Funding 2 and the Funding 2 Security Trustee upon at least once copy of this Deed having been executed and delivered by both Funding 2 and the Funding 2 Security Trustee notwithstanding that any other person expressed to be a party to this Deed has not then executed and delivered this Deed and notwithstanding any such party has executed or executes and has delivered or delivers a counterpart of this Deed.

THIS DEED has been executed as a deed by each of the parties and delivered on the date stated at the beginning of this Deed.

FUNDING 2

EXECUTED as a DEED by                  )
PERMANENT FUNDING (NO. 2)              )
LIMITED acting by two                  )
directors                              )

MASTER ISSUER

EXECUTED as a DEED by                  )
PERMANENT MASTER ISSUER                )
PLC acting by two                      )
directors                              )

FUNDING 2 SECURITY TRUSTEE AND MASTER ISSUER SECURITY TRUSTEE

EXECUTED as a DEED by                  )
THE BANK OF NEW YORK                   )
acting by its authorised signatory     )

Authorised Signatory

Signature:

Name:

Address:

SELLER, CASH MANAGER, FUNDING 2 SWAP PROVIDER, FUNDING 2 GIC PROVIDER AND FUNDING 2 START-UP LOAN PROVIDER

EXECUTED as a DEED by                  )
HALIFAX plc                            )
acting by its attorney                 )
in the presence of                     )

Witness:

Name:

Address:

FUNDING 2 ACCOUNT BANK

EXECUTED as a DEED by                  )
THE GOVERNOR AND COMPANY OF            )
THE BANK OF SCOTLAND                   )
acting by its attorney                 )
in the presence of                     )

Witness:

Name:

Address:

FUNDING 2 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                  )
STRUCTURED FINANCE                     )
MANAGEMENT LIMITED                     )
acting by two directors                )

FUNDING 2 START-UP LOAN PROVIDER

EXECUTED as a DEED by                  )
HALIFAX plc                            )
acting by its attorney                 )
in the presence of                     )

Witness:

Name:

Address:

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of        )
PERMANENT MORTGAGES TRUSTEE            )
LIMITED, a company incorporated
in Jersey,                             )
Channel Islands, by                    )
being a person who, in                 )
accordance with the laws of that
territory is acting                    )
under the authority of the company,    )
in the presence of                     )

Witness's:

Name:

Address:

                                  SCHEDULE 1

                           FORM OF NOTICE OF CHARGE

From:  * (Funding 2)

To:    [Relevant party name[s]]

Copy:  The Bank of New York (the Funding 2 Security Trustee)

                                                                         [date]

Dear Sirs,

We hereby give you notice that by a deed of charge dated [date] and made between Funding 2, the Funding 2 Security Trustee and others (FUNDING 2 DEED OF CHARGE), Funding 2 charged to the Funding 2 Security Trustee all of its right, title, interest and benefit, present and future, in, to and under the [insert relevant agreement name[s]] dated [insert date] (each as defined in the Master Definitions and Construction Schedule signed on the date hereof by, inter alios, Funding 2 and the [relevant party name[s]] and made, in each case, between, amongst others, Funding 2 and the [relevant party name[s]].

You are authorised and instructed henceforth to deal with the Funding 2 Security Trustee in relation to our rights (but not our obligations) under the [insert relevant agreement name[s]] without further reference to us.

This notice is irrevocable. Please acknowledge receipt of this notice to the Funding 2 Security Trustee on the attached Consent to Charge.

Yours faithfully,

.....................
For and on behalf of
PERMANENT FUNDING (NO. 2) LIMITED

                                  SCHEDULE 2

                           FORM OF CONSENT TO CHARGE

From:  [Relevant Party Name[s]]

To:    The Bank of New York (the FUNDING 2 SECURITY TRUSTEE)
       Permanent Funding (No. 2) Limited (FUNDING 2)

                                                                         [date]

Dear Sirs,

We hereby acknowledge receipt of the notice of charge dated [date] relating to Funding 2 Deed of Charge (as defined therein) as adequate notice of the charge described therein.

We agree to deal only with the Funding 2 Security Trustee in relation to Funding 2's rights (but not its obligations) under the [relevant agreement name[s]] referred to, and as defined in, such notice without any reference to Funding 2.

We have not received from any other person any notice of charge of or any interest in the [relevant agreement name[s]].

Yours faithfully,

.....................
For and on behalf of
[Relevant party name]

.....................
For and on behalf of
[Relevant party name]

                                  SCHEDULE 3

                            FORM OF ACCESSION DEED

THIS DEED is made on [    ]

BETWEEN

(1) PERMANENT FUNDING (NO. 2) LIMITED, a company incorporated in England and Wales with limited liability (registered number 04441772) and having its registered office at 35 Great St Helen's London EC3A 6AP (FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC, a company incorporated in England and Wales with limited liability (registered number 5922774) and having its registered office at 35 Great St Helen's London EC3A 6AP (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, a national association acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as FUNDING 2 SECURITY TRUSTEE which expression includes such company and all other persons or companies for the time being acting as trustee and security trustee under this Deed);

(4) THE BANK OF NEW YORK, a New York banking corporation acting through its offices at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as MASTER ISSUER SECURITY TRUSTEE which expression includes such company and all other persons or companies for the time being acting as trustee and security trustee under the Master Issuer Deed of Charge);

(5) HALIFAX PLC, a public limited company incorporated in England and Wales with limited (registered number 2367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacities as SELLER and CASH MANAGER);

(6) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a company established by an Act of the Parliament of Scotland in 1695 (as amended) and acting through its office at 116 Wellington Street, Leeds LS1 4LT, (acting in its capacity as ACCOUNT BANK);

(7) HALIFAX PLC, a public limited company incorporated in England and Wales (registered number 2367076) and having its registered office at Trinity Road, Halifax, West Yorkshire HX1 2RG (acting in its capacity as FUNDING 2 GIC PROVIDER, FUNDING 2 SWAP PROVIDER and FUNDING 2 START-UP LOAN PROVIDER);

(8) STRUCTURED FINANCE MANAGEMENT LIMITED, a company incorporated in England and Wales with limited liability (registered number 3853947) and having its registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (acting in its capacity as the CORPORATE SERVICES PROVIDER);

(9) PERMANENT MORTGAGES TRUSTEE LIMITED, a private limited company incorporated under the laws of Jersey (registered number 83116) whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (acting in its capacity as MORTGAGEE TRUSTEE);

(10) [Any other Funding 2 Secured Creditor.]; and

(11) [          ] (the NEW FUNDING 2 SECURED CREDITOR).

NOW THIS DEED WITNESSES AS FOLLOWS

WHEREAS

(A)    Pursuant to the terms of a [describe agreement] (the AGREEMENT) dated
       [   ] made between Funding 2 and the New Funding 2 Secured Creditor,
       Funding 2 has agreed to [describe nature of the obligations of Funding 2 under the Agreement].

(B) Funding 2 has agreed to provide the Funding 2 Security Trustee with the benefit of the security described in the Funding 2 Deed of Charge to secure Funding 2's obligations to the Funding 2 Secured Creditors.

(C) The terms of the Funding 2 Deed of Charge permit Funding 2 to secure its obligations to a New Funding 2 Secured Creditor thereunder.

(D) The New Funding 2 Secured Creditor has agreed to enter into this Deed to accede to the provisions of the Funding 2 Deed of Charge.

(E) The Funding 2 Secured Creditors have agreed to enter into this Deed to, among other things, acknowledge and agree to such accession and to permit any consequential changes to the Funding 2 Priority of Payments set out in PART 1 PART 2 and PART 3 of SCHEDULE 4 of the Funding 2 Deed of Charge as are required and any other amendment as may be required to give effect to this Accession Undertaking.

1.     INTERPRETATION

       The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 17 October 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in clause 2 of the Master Definitions and Construction Schedule.

2.     REPRESENTATIONS AND WARRANTIES

       The New Funding 2 Secured Creditor hereby represents and warrants to the Funding 2 Security Trustee and each of the Funding 2 Secured Creditors in respect of itself that as of the date of this Deed:

       (a) pursuant to the terms of the Agreement, Funding 2 has agreed to pay to the New Funding 2 Secured Creditor the amount (if any) [describe in relation to the Agreement]; and

       (b) the Agreement expressly provides that all amounts due from Funding 2 thereunder are to be secured by the Funding 2 Deed of Charge.

3.     ACCESSION

       In consideration of the New Funding 2 Secured Creditor being accepted as a Funding 2 Secured Creditor for the purposes of the Funding 2 Deed of Charge by the parties thereto as from the date of this Deed, the New Funding 2 Secured Creditor:

       (a) confirms that as from [date], it intends to be a party to the Funding 2 Deed of Charge as a Funding 2 Secured Creditor;

       (b) undertakes to comply with and be bound by all of the provisions of the Master Definitions and Construction Schedule (as the same may be amended, varied or restated from time to time) and the Funding 2 Deed of Charge in its capacity as a Funding 2 Secured Creditor, as if it had been an original party thereto;

       (c) undertakes to perform comply with and be bound by all of the provisions of the Funding 2 Deed of Charge in its capacity as a Funding 2 Secured Creditor, as if it had been an original party thereto as provided in Clause 4.5 (New Funding 2 Secured Creditors) (including without limitation Clauses 7.1 (Priorities of Payment - After Service of a Master Intercompany Loan Acceleration Notice) and 7.2 (Application of Monies Received After Master Intercompany Loan Acceleration Notice)); and

       (d) agrees that the Funding 2 Security Trustee shall be the Funding 2 Security Trustee of the Funding 2 Deed of Charge for all Funding 2 Secured Creditors upon and subject to the terms set out in the Funding 2 Deed of Charge.

4.     SCOPE OF THE FUNDING 2 DEED OF CHARGE

       Funding 2, the New Funding 2 Secured Creditor and the Funding 2 Security Trustee hereby agree that for relevant purposes under the Funding 2 Deed of Charge and the Master Definitions and Construction Schedule:

       (a)     the Agreement shall be treated as a Funding 2 Agreement; and

       (b) the New Funding 2 Secured Creditor shall be treated as an Funding 2 Secured Creditor.

5.     AMENDMENT TO THE FUNDING 2 PRIORITY OF PAYMENTS

       The Funding 2 Secured Creditors agree to amend and restate the Funding 2 Priority of Payments set out in Part 1 and Part 2 of Schedule 3 of the Funding 2 Deed of Charge in accordance with Appendix 1 hereto.

6.     APPLICATION

       Prior to and following enforcement of the Funding 2 Security all amounts at any time held by Funding 2, the Cash Manager or the Funding 2 Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Funding 2 Deed of Charge.

7.     NOTICES AND DEMANDS

       Any notice or communication under or in connection with this Deed, the Funding 2 Deed of Charge or the Master Definitions Schedule shall be given in the manner and at the times set out in Clause 24 (Notices) of the Funding 2 Deed of Charge to the addresses given in this Clause or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

       The address referred to in this Clause 7 for the New Funding 2 Secured Creditor is:

       [       ]

       For the attention of:                [       ]

       Telephone:                           [       ]

       Facsimile:                           [       ]

       or such other address and/or numbers as the New Issuer may notify to the parties to the Funding 2 Deed of Charge in accordance with the provisions thereof.

8.     CHOICE OF LAW

       This Deed is governed by and shall be construed in accordance with English law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

FUNDING 2

EXECUTED as a DEED by                  ) /s/ Claudia Wallace    /s/ J P Nowacki
PERMANENT FUNDING (NO. 2)              )
LIMITED acting by two                  )
directors                              )

MASTER ISSUER

EXECUTED as a DEED by                  ) /s/ Claudia Wallace    /s/ J P Nowacki
PERMANENT MASTER ISSUER                )
PLC acting by two                      )
directors                              )

FUNDING 2 SECURITY TRUSTEE AND MASTER ISSUER SECURITY TRUSTEE

EXECUTED as a DEED by                  ) /s/ Kate Russell
THE BANK OF NEW YORK                   )
acting by its authorised signatory     )

Authorised Signatory

Signature:                               /s/ Ronan Burke

Name:

Address:

SELLER, CASH MANAGER, FUNDING 2 SWAP PROVIDER, FUNDING 2 GIC PROVIDER AND FUNDING 2 START-UP LOAN PROVIDER

EXECUTED as a DEED by                  ) /s/ Amarpal Takk   /s/ Ian Stewart
HALIFAX plc                            )
acting by its attorney                 )
in the presence of                     )

Witness:

Name:

Address:

FUNDING 2 ACCOUNT BANK

EXECUTED as a DEED by                  ) /s/ Amarpal Takk   /s/ Ian Stewart
THE GOVERNOR AND COMPANY OF            )
THE BANK OF SCOTLAND                   )
acting by its attorney                 )
in the presence of                     )

Witness:

Name:

Address:

FUNDING 2 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                  ) /s/ Claudia Wallace   /s/ J P Nowacki
STRUCTURED FINANCE                     )
MANAGEMENT LIMITED                     )
acting by two directors                )

FUNDING 2 START-UP LOAN PROVIDER

EXECUTED as a DEED by                  ) /s/ Amarpal Takk   /s/ Ian Stewart
HALIFAX plc                            )
acting by its attorney                 )
in the presence of                     )

Witness:

Name:

Address:

MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of        ) /s/ Claudia Wallace
PERMANENT MORTGAGES TRUSTEE            )
LIMITED, a company incorporated
in Jersey,                             )
Channel Islands, by                    )
being a person who, in                 )
accordance with the laws of that
territory is acting                    )
under the authority of the company,    )
in the presence of                     )

Witness's:                               /s/ Ronan Burke

Name:

Address:

[INSERT SIGNATURE BLOCK FOR NEW FUNDING 2 SECURED CREDITOR]

                                  SCHEDULE 4

                        FUNDING 2 PRIORITY OF PAYMENTS

                                    PART 1

            FUNDING 2 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS

1.     CALCULATION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS

1.1 On the day falling four London Business Days prior to each Funding 2 Interest Payment Date, the Cash Manager will calculate the amount of Funding 2 Available Revenue Receipts that available to be applied on the next Funding 2 Interest Payment Date in accordance with the Funding 2 Pre-Enforcement Revenue Priority of Payments.

1.2 Subject to paragraph 1.3 below, if there would be insufficient Funding 2 Available Revenue Receipts to meet Funding 2's obligations on the next Funding 2 Interest Payment Date under the Funding 2 Pre-Enforcement Revenue Priority of Payments, then Funding 2 (or the Cash Manager on its behalf) shall pay or provide for that deficit by applying amounts then standing to the credit of (i) the Funding 2 Principal Ledger, if any, and (ii) any amounts standing to the credit of the Funding 2 Cash Accumulation Ledger after deducting the amounts standing to the credit of the Funding 2 Principal Ledger (if any) from such ledger, and the Cash Manager shall make a corresponding entry in the relevant Funding 2 Principal Deficiency Ledger.

1.3 Funding 2 Principal Receipts may not be used to pay interest on any Loan Tranche if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a Funding 2 Principal Deficiency Sub-Ledger relating to a higher ranking Loan Tranche.

2. DISTRIBUTION OF FUNDING 2 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 2

2.1 This section sets out the order of priority of payments of Funding 2 Available Revenue Receipts as at the Programme Date.

2.2 Except for amounts due to third parties by the Master Issuer and/or Funding 2 under paragraph (a) below or amounts due to the Account Bank, or the Master Issuer Account Bank, which shall be paid when due on each Funding 2 Interest Payment Date prior to the service of a Master Intercompany Loan Acceleration Notice, the Cash Manager will apply the Funding 2 Available Revenue Receipts for such date and if Funding 2 Available Revenue Receipts for such date are insufficient to pay items
       (a) to (d), (f), (h), (j), and (l) below amounts standing to the credit of the Funding 2 Principal Ledger and the Funding 2 Cash Accumulation Ledger, in the following order of priority (being the FUNDING 2 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

       (a) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

               (i) the Funding 2 Funding 2 Security Trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following Funding 2 Interest Period to the Funding 2 Funding 2 Security Trustee under the Funding 2 Deed of Charge;

               (ii) to pay (by way of the fee payable pursuant to Clause 7.5 of the Master Issuer Intercompany Loan Agreement) amounts due to the Master Issuer in respect of the

                       Master Issuer's obligations by way of payment of the senior fee, in respect of the master issuer's obligations specified in items (a) to (c) inclusive of the Master Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the Issuing Post-Enforcement Priority of Payments; and

               (iii) any third party creditors of Funding 2 (other than those referred to later in this paragraph 2.2, which amounts have been incurred without breach by Funding 2 of the Transaction Documents to which it is a party and to provide for any of these amounts expected to become due and payable in the immediately following Funding 2 Interest Period by Funding 2 and to pay or discharge any liability of Funding 2 for corporation tax on any chargeable income or gain of Funding 2;

       (b) without priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) by Funding 2 to the Account Bank under the terms of the Bank Account Agreement, to the Cash Manager under the terms of the Cash Management Agreement and to the Corporate Services Provider under the Corporate Services Agreement;

       (c) towards payment of amounts (if any) due to the Funding 2 Swap Provider under the Funding 2 Swap Agreement (including termination payments but excluding any Funding 2 Swap Excluded Termination Amount;

       (d) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the AAA Loan Tranches;

       (e) towards a credit to the Funding 2 AAA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (f) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the AA Loan Tranches;

       (g) towards a credit to the Funding 2 AA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (h) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the A Loan Tranches;

       (i) towards a credit to the Funding 2 A Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (j) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the BBB Loan Tranches;

       (k) towards a credit to the Funding 2 BBB Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (l) without priority among them, but in proportion to the respective amounts due, towards payments of interest due and payable on the BB Loan Tranches;

       (m) towards a credit to the Funding 2 BB Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

       (n) towards payment of any amounts due to the Master Issuer in respect of the Master Issuer's obligations (if any) to make a termination payment to an Master Issuer Swap Provider (but excluding any Master Issuer Swap Excluded Termination Amount);

       (o) towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount, taking into account any net replenishment of the Funding 2 General Reserve Fund on that Funding 2 Interest Payment Date from the Funding 2 Available Principal Receipts;

       (p) if the Liquidity Reserve Fund Rating Event has occurred and is continuing, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount, taking into account any net replenishment of the Funding 2 Liquidity Reserve Fund on that Funding 2 Interest Payment Date from the Funding 2 Available Principal Receipts;

       (q) without priority among them but in proportion to the respective amounts due, to pay (without double counting):

               (i) after the occurrence of the Funding 2 Swap Provider Default or the Funding 2 Swap Provider Downgrade Termination Event, any TERMINATION AMOUNT due and payable by Funding 2 under the Funding 2 Swap Agreement;

               (ii) the Master Issuer in respect of the Master Issuer's obligations to make any Master Issuer Swap Excluded Termination Amount; and

               (iii) the Master Issuer in respect of any other amounts due and payable under the Master Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities;

       (r) without priority among them but in proportion to the amounts then due, towards payment of amounts to the Funding 2 Start-Up Loan Provider under each Funding 2 Start-Up Loan Agreement;

       (s) towards payment to Funding 2 of an amount equal to 0.01 per cent. of the Funding 2 Available Revenue Receipts;

       (t)     towards payment to the Seller of any Deferred Consideration; and

       (u)     the balance (if any) to Funding 2.

                                    PART 2

                  FUNDING 2 PRINCIPAL PRIORITIES OF PAYMENTS

1.     DUE AND PAYABLE DATES OF LOAN TRANCHE

1.1    A Loan Tranche shall become DUE AND PAYABLE on the earlier to occur of:

       (a) any date specified in relation to such Loan Tranche in the applicable Loan Tranche Supplement;

       (b)     the date upon which a Trigger Event occurs;

       (c) the date upon which the Funding 2 Security Trustee serves a Note Acceleration Notice on the Master Issuer; and

       (d) the date upon which the Funding 2 Security Trustee serves a Master Intercompany Loan Acceleration Notice on Funding 2.

1.2 If there are insufficient Funding 2 Available Principal Receipts available to repay a Loan Tranche when that Loan Tranche is due and payable (either in full or up to its Scheduled Amortisation Amount), then the shortfall will be repaid on subsequent Funding 2 Interest Payment Dates from Funding 2 Available Principal Receipts until that Loan Tranche is fully repaid or, as applicable, the Scheduled Amortisation Amount is fully repaid.

2. REPAYMENT OF LOAN TRANCHES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 2 OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON THE MASTER ISSUER OF A NOTE ACCELERATION NOTICE

2.1 On each Funding 2 Interest Payment date prior to the occurrence of a Trigger Event or the service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the Cash Manager shall apply Funding 2 Available Principal Receipts in the following priority:

       (A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

       (B) if a Liquidity Reserve Fund Rating Event has occurred and is continuing, (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, and the Funding 2 Available Revenue Receipts on such Funding 2 Interest Payment Date are insufficient to do so, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

       (C) in order of their Final Repayment Dates, beginning with the earliest such date (and, if two or more AAA Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the AAA Loan Tranches, in each case subject to Rules (1) and (2) below;

       (D) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the AA Loan Tranches, in each case subject to Rules (1) and (2) below;

       (E) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the A Loan Tranches, in each case subject to Rules (1) and (2) below;

       (F) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the BBB Loan Tranches, in each case subject to Rules (1) and (2) below;

       (G) in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such Funding 2 Interest Payment Date on the BB Loan Tranches, in each case subject to Rules (1) and (2) below;

       (H) towards a credit to the Funding 2 Cash Accumulation Ledger until the balance is equal to Funding 2's Cash Accumulation Liability (as calculated after any payments are made at item (C) of this priority of payments); and

       (I)     the remainder to be credited to the Funding 2 Principal Ledger.

2.2 In the applicable circumstances, the following Rules apply in determining the amounts to be paid under items (C), (D), (E), (F) and
       (G) of the priority of payments set out above and below:

RULE (1) -REPAYMENT DEFERRALS

(A)    If on a Funding 2 Interest Payment Date:

(1) there is a debit balance on the BB Principal Deficiency Sub-Ledger, the BBB Principal Deficiency Sub-Ledger, the A Principal Deficiency Sub-Ledger or the AA Principal Deficiency Sub-Ledger, after application of the Funding 2 Available Revenue Receipts on that Funding 2 Interest Payment Date; or

(2) the Adjusted Funding 2 General Reserve Fund Level is less than the Funding 2 General Reserve Fund Threshold; or

(3) the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is more than 5 per cent. of the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust,

       then until the relevant circumstance as described in sub-paragraphs (1),
       (2) or (3) above has been cured or otherwise ceases to exist, if:

       (a) any AAA Loan Tranche (whether or not such AAA Loan Tranche is then due and payable) remains outstanding after making the payments under item (C) of the above priority of payments, then the AA Loan Tranches will not be entitled to principal repayments under item (D) of the above priority of payments;

       (b) any AAA Loan Tranche or any AA Loan Tranche (whether or not such AAA Loan Tranche or AA Loan Tranche is then due and payable) remains outstanding after making the payments under items (C) and/or (D) of the above priority of payments, then the A Loan Tranches will not be entitled to principal repayments under item
               (E) of the priority of payments set out above;

       (c) any AAA Loan Tranche, any AA Loan Tranche or any A Loan Tranche (whether or not such AAA Loan Tranche, AA Loan Tranche or A Loan Tranche is then due and payable) remains outstanding after making the payments under items (C), (D) and/or (E) of the above priority of payments, then the BBB Loan Tranches will not be entitled to principal repayments under item (F) of the priority of payments set out above; and/or

       (d) any AAA Loan Tranche, any AA Loan Tranche, any A Loan Tranche or any BBB Loan Tranche (whether or not such AAA Loan Tranche, AA Loan Tranche, A Loan Tranche or BBB Loan Tranche is then due and payable) remains outstanding after making the payments under items (C), (D), (E) and/or (F) of the above priority of payments, then the BB Loan Tranches will not be entitled to principal repayments under item (G) of the priority of payments set out above.

(B)    If on a Funding 2 Interest Payment Date:

(1) one or more Bullet Loan Tranches are within a Cash Accumulation Period at that time; and

(2)    either:

       (a)     the Quarterly CPR is less than 10 per cent.; or

       (b)     both:

               (i) the Quarterly CPR is equal to or greater than 10 per cent., but less than 15 per cent., and

               (ii)    the Annualised CPR is less than 10 per cent.;

then on or before their Step-Up Dates, the Scheduled Amortisation Loan Tranches will be entitled to principal repayments under items (C), (D), (E), (F) and (G) of the priority of payments set out above only to the extent permitted under the Scheduled Amortisation Repayment Restrictions.

(C)    If on a Funding 2 Interest Payment Date:

(1) one or more Bullet Loan Tranches and/or Scheduled Amortisation Instalments are within a Cash Accumulation Period at that time;

(2)    the Quarterly CPR is less than 15 per cent.; and

(3)    there is a Cash Accumulation Shortfall at that time,

       then, on or before their Step-Up Dates, the Original Pass-Through Loan Tranches will be entitled to principal repayments under items (C), (D),
       (E), (F) and (G) of the priority of payments above only to the extent permitted under the Pass-Through Repayment Restrictions.

RULE (2) - REPAYMENT OF PAYABLE PASS-THROUGH LOAN TRANCHES AFTER A STEP-UP DATE

Following the occurrence of the Step-Up Date under a Loan Tranche (SERIES A LOAN TRANCHE) and provided that the Funding 2 Share of the Trust Property is greater than zero, the aggregate amount repaid on a Funding 2 Interest Payment Date in relation to Loan Tranches (other than Bullet Loan Tranches or Scheduled Amortisation Instalments) under that Loan Tranche A under items (C), (D), (E),
(F) and (G) of the priority of payments set out above shall be limited to an amount calculated as follows:

                                Outstanding Principal Balance of Series
                                            A Loan Tranche
Funding 2 Principal Funds X ----------------------------------------------
                              Aggregate Outstanding Principal Balance of
                                           all Loan Tranches

where FUNDING 2 PRINCIPAL FUNDS means in respect of any Funding 2 Interest Payment Date the sum of:

(A) the aggregate of the following amount for each Calculation Period which has ended in the period from the previous Funding 2 Interest Payment Date to the most recent Normal Calculation Date, such amount being the product of:

       (1) the Funding 2 Share Percentage as calculated at the start of the relevant Calculation Period; and

       (2) the aggregate amount of Principal Receipts received by the Mortgages Trustee in the relevant Calculation Period;

(B) the amount credited to the Funding 2 Principal Deficiency Ledger on the relevant Funding 2 Interest Payment Date; and

(C) the amount, if any, credited to the Funding 2 Principal Ledger pursuant to item (I) of the above Funding 2 Pre-Enforcement Principal Priority Of Payments on the immediately preceding Funding 2 Interest Payment Date.

ALLOCATIONS INVOLVING RULE (2)

Where Rule (2) applies at a level of any priority of payments, the funds available for making payments at that level shall first be allocated without reference to Rule (2). However, if the amount so allocated to one or more Loan Tranches exceeds the amount permitted under Rule (2) to be paid in respect of those Loan Tranches (the CAPPED LOAN TRANCHES), the excess shall then be reallocated among any other relevant Loan Tranches at that level using the method of allocation as applies at that level but without reference to the Capped Loan Tranches in calculating such reallocation. If a further such excess arises as a result of the reallocation process, the reallocation process shall be repeated at that level in relation to each such further excess that arises until no further funds can be allocated at that level following which the remaining excess shall then be applied at the next level of that priority of payments.

3. REPAYMENT OF LOAN TRANCHES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 2 OF MASTER INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON THE MASTER ISSUER OF A NOTE ACCELERATION NOTICE.

Following the occurrence of a Non-Asset Trigger Event (where no Asset Trigger Event has occurred) under the Mortgages Trust Deed but prior to the service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the Bullet Loan Tranches and the Scheduled Amortisation Loan Tranches will be deemed to be Pass-Through Loan Tranches and on each Funding 2 Interest Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

(B)    if a Liquidity Reserve Fund Rating Event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

(C) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more AAA Loan Tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

(D) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more AA Loan Tranches have the same final repayment date, in proportion to the respective amounts due) to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

(E) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more A Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

(F) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more BBB Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

(G) in order of their Final Repayment Dates, beginning with the earliest such date (and if two or more BB Loan Tranches have the same Final Repayment Date, in proportion to the respective amounts due) to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

4. REPAYMENT OF LOAN TRANCHES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 2 OF A MASTER INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON THE MASTER ISSUER OF A NOTE ACCELERATION NOTICE

Following the occurrence of an Asset Trigger Event (whether or not a Non-Asset Trigger Event occurs or has occurred) but prior to the service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the Bullet Loan Tranches and the Scheduled Amortisation Loan Tranches will be deemed to be Pass-Through Loan Tranches and on each Funding 2 Interest Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

(B)    if a Liquidity Reserve Fund Rating Event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

(C) without priority among them, but in proportion to the amounts due, to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

(D) without priority among them, but in proportion to the amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

(E) without priority among them, but in proportion to the amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

(F) without priority among them, but in proportion to the amounts due, to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

(G) without priority among them, but in proportion to the amounts due, to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

5. REPAYMENT OF LOAN TRANCHES AFTER ACCELERATION OF THE NOTES BUT PRIOR TO MASTER INTERCOMPANY LOAN ACCELERATION

If a Note Acceleration Notice is served on the Master Issuer, then that will not result in automatic enforcement of the Funding 2 Security under the Funding 2 Deed Of Charge. In those circumstances, however, the Bullet Loan Tranches and any Scheduled Amortisation Loan Tranches will be deemed to be Pass-Through Loan Tranches and on each Funding 2 Interest Payment Date Funding 2 will be required to apply Funding 2 Available Principal Receipts in the following priority:

(A) to the extent only that monies have been drawn from the Funding 2 General Reserve Fund to make Funding 2 Reserve Principal Payments, towards a credit to the Funding 2 General Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Reserve Required Amount;

(B)    if a Liquidity Reserve Fund Rating Event has occurred and is continuing,
       (i) to the extent only that monies have been drawn from the Funding 2 Liquidity Reserve Fund in order to make the Funding 2 Liquidity Reserve Principal Payments or (ii) to the extent that the Funding 2 Liquidity Reserve Fund has not been fully funded, towards a credit to the Funding 2 Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Funding 2 Liquidity Reserve Fund Required Amount;

(C) without priority among them, but in proportion to the amounts due, to repay the AAA Loan Tranches until the AAA Loan Tranches are fully repaid;

(D) without priority among them, but in proportion to the amounts due, to repay the AA Loan Tranches until the AA Loan Tranches are fully repaid;

(E) without priority among them, but in proportion to the amounts due, to repay the A Loan Tranches until the A Loan Tranches are fully repaid;

(F) without priority among them, but in proportion to the amounts due, to repay the BBB Loan Tranches until the BBB Loan Tranches are fully repaid; and

(G) without priority among them, but in proportion to the amounts due, to repay the BB Loan Tranches until the BB Loan Tranches are fully repaid.

6. REPAYMENT OF LOAN TRANCHES WHEN FUNDING 2 RECEIVES AN AMOUNT OUTSTANDING UNDER THE MASTER INTERCOMPANY LOAN

If either:

(A) Funding 2 receives a payment from the Seller and/or Funding 1 in the circumstances set out in clause 7 of the Mortgages Trust Deed; or

(B) the proceeds of a New Loan Tranche or a New Intercompany Loan are to be used to refinance another Loan Tranche in the circumstances set out in clause 4 of the Master Intercompany Loan Agreement,

then Funding 2 will not apply the relevant payment as described in paragraphs 2 to 5 above. Instead, Funding 2 will apply the full repayment amount to repay the relevant Loan Tranche.

                                    PART 3

                FUNDING 2 POST-ENFORCEMENT PRIORITY OF PAYMENTS

All monies received or recovered by the Funding 2 Security Trustee or the Receiver in respect of the Funding 2 Security subsequent to the Funding 2 Security Trustee serving a Master Intercompany Loan Acceleration Notice on Funding 2, will be applied (save to the extent required by law) by the Funding 2 Security Trustee or the Receiver on each Funding 2 Interest Payment Date in accordance with the following order of priority (in each case only and to the extent that payments or provision of a higher priority have been made in full):

(A) without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

       (i) the Funding 2 Security Trustee and any Receiver appointed by the Funding 2 Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the Funding 2 Security Trustee and the Receiver in the following Funding 2 Interest Period under the Funding 2 Deed Of Charge; and

       (ii) the Master Issuer in respect of the Master Issuer's obligations specified in items (A) and (B) of the Master Issuer Post-Enforcement Priority of Payments;

(B) without priority among them but in proportion to the respective amounts due, towards payment of amounts (if any) due by Funding 2 to the Account Bank under the terms of the Bank Account Agreement, to the Cash Manager under the terms of the Cash Management Agreement and to the Corporate Services Provider under the Corporate Services Agreement;

(C) towards payment of amounts (if any) due to the Funding 2 Swap Provider under the Funding 2 Swap Agreement (including any termination payment but excluding any Funding 2 Swap Excluded Termination Amount);

(D) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the AAA Loan Tranches;

(E) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the AA Loan Tranches;

(F) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the A Loan Tranches;

(G) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the BBB Loan Tranches;

(H) without priority among them, but in proportion to the respective amounts due, towards payments of interest, principal and fees due and payable on the BB Loan Tranches;

(I) towards payment of any amounts due to the Master Issuer in respect of its obligations (if any) to make a termination payment to the Master Issuer Swap Provider (but excluding any Master Issuer Swap Excluded Termination Amount);

(J) without priority among them but in proportion to the respective amounts due, to pay (without double counting):

       (i) the Master Issuer in respect of the Master Issuer's obligations (if any) to pay any Master Issuer Swap Excluded Termination Amount to a Master Issuer Swap Provider as a result of a Master Issuer Swap Provider Default or a Master Issuer Swap Provider Downgrade Termination Event (as appropriate);

       (ii) the Master Issuer in respect of any other amounts due and payable under the Master Intercompany Loan Agreement and not otherwise provided for earlier in this priority of payments; and

       (iii) after the occurrence of the Funding 2 Swap Provider Default or the Funding 2 Swap Provider Downgrade Termination Event, any termination amount due to and payable to the Funding 2 Swap Provider by Funding 2 under the Funding 2 Swap Agreement;

(K) without priority among them but in proportion to the amounts then due, towards payment of amounts due to the Funding 2 Start-Up Loan Provider under each Funding 2 Start-Up Loan Agreement; and

(L)    towards payment to the Seller of any Deferred Consideration.

                                  SCHEDULE 5

                 FORM OF FUNDING 2 SECURITY POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on 17 October 2006 by PERMANENT FUNDING (NO. 2) LIMITED (registered number 4441772) whose registered office is 35 Great St. Helen's, London EC3A 6AP (the PRINCIPAL).

WHEREAS:

(1) By virtue of a deed of charge (the FUNDING 2 DEED OF CHARGE) dated 17 October 2006 between, inter alios, the Principal, the Funding 2 Security Trustee, the Master Issuer Security Trustee, the Master Issuer, the Seller, the Cash Manager, the Mortgages Trustee, the Account Bank, the Corporate Services Provider, the Funding 2 GIC Provider, the Funding 2 Swap Provider and the Funding 2 Start-Up Loan Provider (each as referred to therein) provision was made for the execution by the Principal of this Power of Attorney.

(2) Words and phrases in this Power of Attorney shall (save where expressed to the contrary) have the same meanings respectively as the words and phrases in the Funding 2 Deed of Charge.

NOW THIS POWER OF ATTORNEY WITNESSETH:

1. The Principal hereby irrevocably and by way of security for the performance of the covenants, conditions, obligations and undertakings on the part of the Principal contained in the Funding 2 Deed of Charge appoints The Bank of New York and any other person or persons for the time being the security trustee or security trustees of and under the Funding 2 Deed of Charge (the ATTORNEY) and any receiver (including any administrative receiver) and any manager (the RECEIVER) and/or administrator (the ADMINISTRATOR) appointed from time to time by the Attorney or on its behalf its true and lawful attorney for and in the Principal's name or otherwise jointly and severally to do any act matter or thing which the Attorney, Receiver or Administrator considers in each case bona fide necessary for the protection or preservation of the Attorney's interests and rights in and to the Funding 2 Charged Property or which ought to be done under the covenants, undertakings and provisions contained in the Funding 2 Deed of Charge on or at any time after the service of a Master Intercompany Loan Acceleration Notice or in any other circumstances where the Attorney has become entitled to take the steps referred to in Clauses 9.4 (Power of sale) to 9.10 (Scottish Trust Property) (inclusive) of the Funding 2 Deed of Charge including (without limitation) any or all of the following:

       (a) to do every act or thing which the Attorney, Receiver or Administrator may deem to be necessary, proper or expedient for fully and effectually vesting, transferring or assigning the Funding 2 Security and/or the Funding 2 Charged Property or any part thereof and/or the Principal's estate, right, title, benefit and/or interest therein or thereto in or to the Attorney and its successors in title or other person or persons entitled to the benefit thereof in the same manner and as fully and effectually in all respects as the Principal could have done; and

       (b) the power by writing under its hand by an officer of the Attorney (including every Receiver appointed under the Funding 2 Deed of Charge) from time to time to appoint a substitute attorney (each a SUBSTITUTE) who shall have power to act on behalf of the Principal as if that Substitute shall have been originally appointed Attorney by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

2. In favour of the Attorney, any Receiver and/or Administrator and/or Substitute, or a person dealing with any of them and the successors and assigns of such a person, all acts done and documents executed or signed by the Attorney, a Receiver, an Administrator or a Substitute in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.

3. The Principal irrevocably and unconditionally undertakes to indemnify the Attorney and each Receiver and/or Administrator and/or Substitute appointed from time to time by the Attorney and their respective estates against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise, of any of the powers conferred by this Power of Attorney, save where the same arises as the result of the fraud, negligence or wilful default of the relevant Indemnified Party or its officers or employees.

4. The provisions of Clause 3 shall continue in force after the revocation or termination, howsoever arising, of this Power of Attorney.

5. The laws of England shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorney and each Receiver and/or Administrator and/or Substitute carried out or purported to be carried out under the terms hereof.

6. The Principal hereby agrees at all times hereafter to ratify and confirm whatsoever the said Attorney or its attorney or attorneys or any Receiver or Administrator or Substitute shall properly and lawfully do or cause to be done in and concerning the Funding 2 Security Trustee's Funding 2 Security and/or the Funding 2 Charged Property.

IN WITNESS WHEREOF this Power of Attorney has been executed and delivered as a deed by the Principal the day and year first before written.

EXECUTED as a DEED by                  )
PERMANENT FUNDING (NO.2) LIMITED       )
acting by its attorney                 )
in the presence of:                    )

(as attorney for PERMANENT FUNDING (NO.2) LIMITED)

Witness's Signature:.......................

Name: .....................................

Address: ..................................